                                  EXHIBIT 99.2

                   DEBTOR'S FIRST AMENDED DISCLOSURE STATEMENT
                            (Dated January 15, 1998)
(Without exhibits -- exhibits will be furnished upon request to the Company.)

GOLDBERG, STINNETT, MEYERS & DAVIS
A Professional Corporation
MERLE C. MEYERS, ESQ. #066849
KATHERINE D. RAY, ESQ. #121002
KENNETH G. DEJARNETTE, ESQ. #168074
44 Montgomery Street, Suite 2900
San Francisco, California  94104
Telephone:  (415) 362-5045

Attorneys for Debtor-in-Possession




                      IN THE UNITED STATES BANKRUPTCY COURT

                     FOR THE NORTHERN DISTRICT OF CALIFORNIA

                             SAN FRANCISCO DIVISION


In re                           )         Case No. 97-32984 DM
                                )
STREAMLOGIC CORPORATION,        )         Chapter 11
a Delaware corporation          )
formerly known as               )
Micropolis Corporation,         )
                                )
                Debtor.         )
                                )
Tax I.D. No. 95-3093858         )
________________________________)





                   DEBTOR'S FIRST AMENDED DISCLOSURE STATEMENT
                            (DATED JANUARY 15, 1998)




THIS DISCLOSURE STATEMENT, AND ITS DISTRIBUTION TO CREDITORS AND OTHER PARTIES IN INTEREST, HAS BEEN APPROVED BY THE UNITED STATES BANKRUPTCY COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA AS CONTAINING ADEQUATE INFORMATION AS REQUIRED BY THE BANKRUPTCY CODE FOR SOLICITATION OF ACCEPTANCES OF THE PLAN OF REORGANIZATION DESCRIBED HEREIN. THE COURT HAS MADE NO INDEPENDENT INVESTIGATION OR DETERMINATION OF ANY FACTUAL STATEMENT OR DOLLAR VALUE SET FORTH IN THE PLAN OR IN THIS DISCLOSURE STATEMENT.

                                TABLE OF CONTENTS


                                                                             PAGE
                                                                             ----
I.      INTRODUCTION..........................................................1
        A.        Generally...................................................1
        B.        Right to Vote on the Plan...................................4

II.     OVERVIEW OF THE PLAN..................................................6

III.    PREPETITION BACKGROUND................................................9
        A.        History of Business.........................................9
                  1.        Generally.........................................9
                  2.        Sale to Micropolis...............................10
                  3.        Purchase from FWB................................11
        B.        Industry Segment and Market................................12
        C.        Products...................................................13
        D.        Discontinued Operations....................................14
                  1.        Video Servers....................................14
                  2.        Video Disk Recorder Technology...................15
                  3.        Raidion Product Line.............................16
        E.        International Operations and Foreign Subsidiaries..........16
        F.        Competition................................................18
        G.        Patents and Know-How.......................................18
        H.        Employees..................................................19
        I.        Real Property..............................................19
        J.        Investments................................................20
                  1.        Concentric Network Stock.........................20
                  2.        Note from Titanium Memory Systems................21
        K.        Debentures and Notes.......................................22
                  1.        Convertible Debentures...........................22
                  2.        1996 Exchange Offer; Increasing Rate Notes.......23
                  3.        Remaining Debentures and Litigation..............24
                  4.        Substitution of Indenture Trustee................25
        L.        Relocation and Consolidation...............................27
        M.        Change in Management.......................................28
        N.        Debt Repayment Plans.......................................29
        O.        Events Preceding Chapter 11 Case Commencement..............30

IV.     SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASE........................31
        A.        Continuation of Business; Stay of Litigation...............32
        B.        Appointment of the Creditors' Committee....................32
        C.        Representation of the Debtor and the Committee.............34
        D.        Development and Implementation of Strategic Plan...........35
        E.        Bar Date for Filing Proofs of Claim........................36
        F.        Asset Sales Relating to Raidion Product Line...............36
        G.        Dispute with Newark Landlord...............................37
        H.        Remaining Assets...........................................39


                                       i
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
V.      THE PLAN OF REORGANIZATION...........................................40
        A.        Classification and Treatment of Claims and
                  Interests..................................................41
                  1.        Nonclassified Claims.............................41
                  2.        Class A -- Other Priority Claims.................45
                  3.        Class B -- Secured Claims........................46
                  4.        Class C -- Convenience Claims....................48
                  5.        Class D -- General Unsecured Claims..............49
                  6.        Class E -- Stock Interests.......................52
        B.        Recapitalization of the Debtor.............................53
                  1.        Revesting of Assets..............................53
                  2.        Reorganized Shares...............................54
                  3.        Creditors' Rights Offering.......................55
                  4.        Corporate Governance.............................57
        C.        Distribution Estate........................................58
        D.        Discharge and Exculpation..................................60
        E.        Executory Contracts........................................61
        F.        Other Provisions...........................................62

VI.     CONFIRMATION PROCEDURE...............................................63
        A.        Solicitation of Votes......................................63
        B.        The Confirmation Hearing...................................64
        C.        Confirmation...............................................65
                  1.        Acceptance.......................................65
                  2.        Nonconsensual Confirmation.......................66
                            a.         Unsecured Creditors...................66
                            b.         Equity Interests......................66
                  3.        Feasibility......................................67
                  4.        Best Interests Test..............................67
        D.        Consummation...............................................68

VII.    MANAGEMENT OF THE REORGANIZED DEBTOR.................................68
        A.        Composition of the Board of Directors......................69
        B.        Identity of Officers.......................................69
        C.        Compensation of Executive Officers.........................71
        D.        Compensation of Directors..................................71

VIII.   APPLICABILITY OF CERTAIN FEDERAL AND OTHER
        SECURITIES LAWS TO THE REORGANIZED SHARES
        DISTRIBUTED UNDER THE PLAN...........................................71
        A.        Initial Issuance of Reorganized Shares.....................72
        B.        Resale of Reorganized Shares...............................73
                  1.        Controlling Persons..............................74
                  2.        Accumulators and Distributors....................75
                  3.        Syndicators......................................76
                  4.        Dealers..........................................76
        C.        Liquidity in the Reorganized Shares........................77
                  1.        Trading on the OTC...............................77
                  2.        The Nasdaq Stock Market..........................77
        D.        Hart-Scott-Rodino Act Requirements.........................78



                                       ii
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
IX.     CERTAIN RISK FACTORS TO BE CONSIDERED................................79
        A.        Overall Risks to Recovery Upon Claims......................79
        B.        Projected Financial Information............................79
        C.        Dividend Policy............................................80
        D.        Liquidity to Stockholders..................................80
        E.        Substantial Control by Officers,
                  Directors and Certain Shareholders.........................82
        F.        Key Personnel..............................................82

X.      PROJECTIONS AND LIQUIDATION ALTERNATIVES.............................83
        A.        Projected Performance......................................83
        B.        Liquidation Alternative....................................85
        C.        Projected Recoveries.......................................89

XI.     CONCLUSION AND RECOMMENDATION........................................90

EXHIBITS

Exhibit A  --  Statement of Support of Debtor's Plan

Exhibit B  --  Debtor's Monthly Operating Report for the Month
               of October 1997

Exhibit C  --  Proforma Financial Summary

Exhibit D  --  Liquidation Analysis of Non-Hammer Assets

Exhibit E  --  Liquidation Analysis of Hammer Assets

Exhibit F  --  Projected Distributions in Class D


                                       iv
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                                 I. INTRODUCTION

A.         GENERALLY

           STREAMLOGIC CORPORATION, a Delaware corporation formerly known as Micropolis Corporation ("StreamLogic" or the "Debtor")(1), commenced this chapter 11 reorganization case on June 26, 1997, in the United States Bankruptcy Court for the Northern District of California, San Francisco Division, by the filing of a voluntary petition on that date. This Debtor's First Amended Disclosure Statement (Dated January 15, 1998) (as hereafter amended, modified or supplemented, the "Disclosure Statement") has been prepared by the Debtor for distribution to creditors, equity interest holders and other parties in interest for the purpose of soliciting acceptances of the Debtor's First Amended Plan of Reorganization (Dated January 15, 1998) (as hereafter amended, modified or supplemented, the "Plan") proposed and served concurrently herewith by the Debtor. The Disclosure Statement is being provided to parties in interest in order to provide adequate information to enable such parties to make informed judgments about the Plan.

           This Disclosure Statement has been approved as containing adequate information by an order of the Bankruptcy Court, and its distribution to parties in interest has been authorized and directed by the Bankruptcy Court. NONETHELESS, THE DEBTOR IS


----------
(1) Unless otherwise expressly defined herein, or unless the context requires otherwise, all capitalized terms used in this Disclosure Statement shall have the meanings assigned to them in the Plan, including the Schedule of Definitions that is attached to the Plan as Exhibit "A."

UNABLE TO WARRANT OR REPRESENT THAT ALL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT OR IN EXHIBITS ATTACHED HERETO IS WITHOUT ERROR, ALTHOUGH ALL REASONABLE EFFORTS UNDER THE CIRCUMSTANCES HAVE BEEN MADE TO BE ACCURATE. IN PARTICULAR, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE DEBTOR NOTES THAT THE ASSUMPTIONS AND PROJECTIONS OF FUTURE PERFORMANCE AND ALTERNATIVE SCENARIOS ARE ONLY PREDICTIONS OF FUTURE OR HYPOTHETICAL EVENTS, MOST OF WHICH ARE BEYOND THE DEBTOR'S CONTROL, AND THEREFORE THERE CAN BE NO ASSURANCES THAT THE ASSUMPTIONS WILL IN FACT MATERIALIZE OR THAT THE PROJECTIONS WILL IN FACT BE MET. IN ADDITION, THE DEBTOR

NOTES:

-          ANY DESCRIPTION OF THE TERMS OF THE PLAN CONTAINED HEREIN IS
           A SUMMARY ONLY, AND YOU ARE CAUTIONED TO REVIEW CAREFULLY THE TERMS OF THE PLAN ITSELF FOR SIGNIFICANT DETAILS. ALL CLAIMANTS AND EQUITY INTEREST HOLDERS ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, OTHER EXHIBITS ANNEXED HERETO AND OTHER DOCUMENTS REFERENCED AS FILED WITH THE BANKRUPTCY COURT PRIOR TO OR CONCURRENT WITH THE FILING OF THIS DISCLOSURE STATEMENT.

- THERE CAN BE NO ASSURANCE: (A) THAT THE INFORMATION AND REPRESENTATIONS CONTAINED HEREIN ARE MATERIALLY ACCURATE; OR
           (B) THAT THIS DISCLOSURE STATEMENT CONTAINS ALL MATERIAL INFORMATION. FURTHER, ALL CLAIMANTS SHOULD READ CAREFULLY AND CONSIDER FULLY THE "RISK FACTORS" SECTION HEREINBELOW BEFORE VOTING FOR OR AGAINST THE PLAN.

-          THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH
           SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(c) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT IN ACCORDANCE WITH ANY FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NONBANKRUPTCY LAW. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OF THE DEBTOR SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

- THIS DISCLOSURE STATEMENT HAS BEEN NEITHER APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE

           "SEC") NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF ANY OF THE STATEMENTS CONTAINED HEREIN.

-          THIS DISCLOSURE STATEMENT SHALL NOT BE CONSTRUED TO BE
           CONCLUSIVE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE DEBTOR'S REORGANIZATION AS TO HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, THE DEBTOR.

- THIS DISCLOSURE STATEMENT IS THE ONLY DOCUMENT AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ACCEPTING OR REJECTING THE PLAN. NO REPRESENTATION CONCERNING THE DEBTOR, ITS BUSINESS OPERATIONS, THE VALUE OF ITS ASSETS OR THE VALUE OF ANY SECURITIES TO BE ISSUED OR BENEFITS OFFERED PURSUANT TO THE PLAN ARE AUTHORIZED BY THE BANKRUPTCY COURT, EXCEPT AS EXPLICITLY SET FORTH IN THIS DISCLOSURE STATEMENT OR IN ANY OTHER DOCUMENT APPROVED FOR DISTRIBUTION BY THE BANKRUPTCY COURT.

           Attached as exhibits to this Disclosure Statement are copies of the following, as referenced elsewhere herein:

                     - A Support Statement evidencing the support of the Official Committee of Unsecured Creditors and of Michael O. Preletz for confirmation of the Plan (Exhibit "A");

                     - The Debtor's Monthly Operating Report for the Month of October 1997 (Exhibit "B");

                     -         Proforma Financial Summary (Exhibit "C");

                     -         Liquidation Analysis of Non-Hammer Assets
                               (Exhibit "D");

                     -         Liquidation Analysis of Hammer Assets
                               (Exhibit "E"); and

                     -         Projected Distribution Results (Exhibit "F").

In addition, the Plan, a ballot for the acceptance or rejection of the Plan (the "Ballot") and other pertinent documents are enclosed with the Disclosure Statement submitted herewith. Further, copies of the most recent annual and quarterly reports filed by the Debtor with the Securities and Exchange Commission, up to the quarter ending December 31, 1996, are available upon written request to the

Debtor or from the Securities and Exchange Commission pursuant to customary procedures of such agency.

B. RIGHT TO VOTE ON THE PLAN

           Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired under the terms and provisions of the Plan are entitled to vote to accept or reject the Plan. Holders of allowed claims in classes of claims that are unimpaired under the terms and provisions of the Plan are conclusively presumed to have accepted the Plan and therefore are not entitled to vote on the Plan. Further, holders of allowed claims or equity interests in classes which will receive nothing under the terms and provisions of the Plan are conclusively presumed to have rejected the Plan and therefore are not entitled to vote on the Plan.
           The Debtor believes that Classes A and B of the Plan are unimpaired, are conclusively presumed to have accepted the Plan, and therefore do not have the right to vote on the Plan. Holders of Claims in Classes C and D are impaired and therefore are entitled to vote to accept or reject the Plan. Holders of Interests in Class E will receive nothing under the terms of the Plan, are conclusively presumed to have rejected the Plan, and therefore do not have the right to vote on the Plan.

           The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount, and more than one-half in

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number, of claims that cast ballots for acceptance or rejection of the plan.
The Bankruptcy Code defines "acceptance" of a plan by a class of equity interests as acceptance by equity interest holders in that class that hold at least two-thirds in amount of the allowed interests that cast ballots for acceptance or rejection of the plan.

           If a Class of Claims or Interests rejects the Plan or is deemed to reject the Plan, the Debtor has the right, and does intend, to request confirmation of the Plan pursuant to Section 1129(b) of the Bankruptcy Code.
Section 1129(b) permits the confirmation of a plan notwithstanding the nonacceptance of such plan by one or more impaired classes of claims or equity interests if the proponent thereof complies with the provisions of that section. Under that section, a plan may be confirmed by a bankruptcy court if it does not discriminate unfairly and is fair and equitable with respect to each nonaccepting class.

           The Debtor believes that through the Plan, creditors will obtain a greater recovery from the estate of the Debtor than the recovery which would be available if the assets of the Debtor were liquidated under the provisions of Chapter 7 of the Bankruptcy Code.

           THE DEBTOR BELIEVES THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTOR AND ITS CREDITORS AND EQUITY INTEREST
HOLDERS. AS EVIDENCED IN THE SUPPORT STATEMENT ATTACHED HERETO AS EXHIBIT "A," THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS (THE
"COMMITTEE") APPOINTED HEREIN TO REPRESENT THE INTERESTS OF

UNSECURED CREDITORS GENERALLY, HAS STATED THAT IT TOO SUPPORTS CONFIRMATION OF THE PLAN AS BEING IN THE BEST INTERESTS OF THE DEBTOR'S UNSECURED CREDITORS. ACCORDINGLY, THE DEBTOR URGES ALL PARTIES IN INTEREST, TO THE EXTENT ENTITLED TO VOTE, TO VOTE TO ACCEPT THE PLAN.

           An acceptance or rejection of the Plan may be voted by completing the Ballot which accompanies the Plan and this Disclosure Statement and mailing it to Merle C. Meyers, Esq. of Goldberg, Stinnett, Meyers & Davis, A Professional Corporation, 44 Montgomery Street, Suite 2900, San Francisco, California 94104, in the enclosed envelope, for actual receipt on or before the date set forth as the deadline in the Ballot or in other documents accompanying the Plan and the Disclosure Statement.

                            II. OVERVIEW OF THE PLAN

           The Plan is the product of extensive negotiations over the course of several months among the Debtor, the Committee and the Preletz Group (Michael O. Preletz and affiliated investors) to design a plan which maximizes the recoveries to creditors and creates a sound capital structure for the reorganized entity. Under the Plan, the reorganized Debtor will emerge from bankruptcy recapitalized and prepared to implement a business plan that, if fulfilled, will result in increased value and profitability, to the benefit of both its new investors and the estate herein.

           Under the terms of the Plan, the reorganized Debtor will retain certain core assets of its Hammer business, the Hammer Assets, and the remaining estate will retain and sell all other assets, the Non-Hammer Assets. The assets of the remaining estate (or, as defined in the Plan, the "Distribution Estate"), the Non- Hammer Assets, will be managed by a bonded Distribution Agent (acting on the instructions of the post-Effective Date Committee) and sold for the benefit of creditors. The sale proceeds thereof, net of administrative costs, together with a block of 3,500,000 shares of stock of the reorganized Debtor, will be distributed to creditors on a pro-rata basis. Former shareholders, consistent with the priority scheme set forth in the Bankruptcy Code and the present lack of equity in the Debtor, will receive nothing under the terms of the Plan.

           All existing shares of stock of the Debtor will be cancelled on the Plan's Effective Date, and the reorganized Debtor will issue new shares in favor of the estate, the company's new investors and others. In particular, the remaining estate will receive 3,500,000 shares; the Preletz Group will receive 2,000,000 shares in exchange for a cash investment of $650,000; 2,000,000 shares will be distributed to creditors in exchange for cash investments of $650,000 in the aggregate, pursuant to a creditors' rights offering, as explained below; and 2,500,000 shares will be available for distribution pursuant to stock options granted to management and nonmanagement employees. Thereafter, an additional 10,000,000 shares may be issued by the reorganized Debtor for various stock options or sales, within limitations described in the Plan.

           The Plan designates various classes of Claims and Interests and provides for distribution rights for each such class, in a manner consistent with the priority system of the Bankruptcy Code. In essence, the net proceeds of sale of all assets in the Distribution Estate, after costs and full payment of priority expenses and claims, will be distributed on a pro-rata basis to holders of Allowed Claims, until all funds of the Distribution Estate have been exhausted.

           The Preletz Group, which will be a new investor in the reorganized Debtor, includes Michael O. Preletz and Chapman A. Stranahan, who presently serve as the Debtor's senior management. Those same individuals will continue in their senior management positions in the reorganized Debtor, and will receive valuable consideration in exchange for their investments in, and management of, the reorganized Debtor. Because of the Preletz Group's role in the matter, the Debtor has engaged the Committee in direct negotiations with respect to the terms of the Plan, and as a result, the terms of the Plan, particularly as they affect the Preletz Group and present management of the Debtor, are the product of extensive and good faith negotiations among the Preletz Group, the Debtor and the Committee. It is on the basis of those negotiations that both the Debtor and the Committee have concluded that the Plan is in the best interests of the estate herein, and in the view of the Debtor, the recoveries that will occur pursuant to the Plan are better than the likely recovery under any alternative reorganization or liquidation.

           As stated, the Plan is supported by the Committee and by the Preletz Group. That support is evidenced by the statement of support that is attached hereto as EXHIBIT "A."

                           III. PREPETITION BACKGROUND

A. HISTORY OF BUSINESS

           1. GENERALLY. The Debtor is a developer and manufacturer of information storage products and systems. StreamLogic sells its products and systems directly to original equipment manufacturers, or OEMs, and system integrators, and through independent distributors and valued-added resellers, or VARs, for resale to end users. The Debtor is headquartered in Newark, California and presently employs approximately 33 employees.

           The Debtor was initially incorporated in California in December 1976 under the name Micropolis Corporation, and was reincorporated in Delaware in April 1987. In April 1996, the Debtor changed its name from Micropolis Corporation to StreamLogic Corporation.

           Prior to April 1996, the Debtor's business was substantially larger than it is presently, with a large percentage of the company's business devoted to the design, manufacture and sale of disk drives. However, as a result of the sale of the disk drive business in early 1996, as described below, the Debtor's business became significantly smaller, with the number of employees decreasing from approximately 2,000 immediately prior to the sale to approximately 150 persons shortly after the sale. The company's stock was publicly traded on the NASDAQ National Market System, or

NASDAQ, until it was de-listed on June 25, 1997, the day preceding the Chapter 11 filing.

           2. SALE TO MICROPOLIS. On January 24, 1996, the Debtor entered into an agreement with ST Chatsworth Pte. Ltd., a Singapore corporation which was later renamed "Micropolis (S) Pte. Ltd." ("Micropolis"), a wholly owned subsidiary of Singapore Technologies, to sell substantially all of the Debtor's assets (other than cash and accounts receivable) related to the Debtor's disk drive business, and the sale was consummated on March 29, 1996, following approval by the Debtor's shareholders. The transferred assets included the name "Micropolis" and the capital stock of Micropolis Thailand, the Debtor's manufacturing subsidiary in Thailand, a newly constructed manufacturing facility in Singapore, and five of the Debtor's European and Asian sales and marketing subsidiaries. In exchange for those assets, Micropolis paid the Debtor approximately $54 million in cash and assumed certain limited liabilities of the Debtor relating to the disk drive business.

           As a result of the sale of the disk drive business, the Debtor's revenues and ongoing expenses shrank considerably. As of June 28, 1996, for example, the book value of the Debtor's property, plant and equipment totalled approximately $6 million, as compared to approximately $47 million for the same period in 1995, and net sales decreased 84% to $11.2 million in the quarter ending June 30, 1996, as compared to sales of $70.1 million for the same quarter in 1995.

           3. PURCHASE FROM FWB. Subsequent to the divestiture of its disk drive business, the Debtor acquired a new business: Effective as of July 1, 1996, the Debtor acquired certain assets and liabilities relating to the hardware business of FWB Software, Inc., a California corporation doing business as FWB, Inc. ("FWB"), a developer of performance computer storage products, including the "Hammer" line of products. In connection with the FWB hardware business acquisition, one of the Debtor's subsidiaries made an 11% equity investment in FWB Software, LLC, a limited liability company newly formed by FWB and the Debtor to operate the software business retained by FWB.

           In consideration for FWB's hardware business assets and the minority equity investment in the software business, the Debtor paid FWB cash in the approximate amount of $5.75 million and issued 1,256,123 shares of its common stock. Pursuant to the agreement between FWB and the Debtor, that number of shares was to be adjusted, by the Debtor's issuance of additional shares or FWB's return of delivered shares, to the extent necessary to provide FWB with a market value of stock equal to $7.5 million as of October 29, 1996. However, because of a drop in the Debtor's average stock prices, that adjustment would have required the issuance of over 3 million additional shares to FWB and would have contravened other terms of the parties' agreement and certain NASDAQ rules. Accordingly, the parties agreed on November 1, 1996 that instead, the Debtor would issue 1,380,000 additional shares to FWB, together with a $1,250,000 promissory note and cash of $500,000. The transaction was then completed, with the note being issued by StreamLogic Software, Inc. ("SLC Software"), one of the Debtor's wholly owned subsidiaries, and secured by SLC Software's equity interest (reduced from 11% to 7.5%) in FWB Software LLC. The note is guaranteed by the Debtor.

           The aggregate consideration paid for the net assets related to the hardware business of FWB and investment in FWB Software LLC, including costs of acquisition, was approximately $7,900,000 and $3,400,000, respectively. The acquisition was accounted for as a purchase and, accordingly, the acquired assets and liabilities were recorded at their estimated fair market values. Approximately $1,400,000 of the total purchase price represented the value of in-process research and development that had not yet reached technological feasibility and was charged to the Debtor's operations.

B. INDUSTRY SEGMENT AND MARKET

           The Debtor operates within the data storage technology industry and competes in the external storage market for high-end desktop PCs and workstations (host). An external storage subsystem will consist of one or more disk drives in an external enclosure that is attached to the host system via cables. The disk drives are configured for use by the host system through special software and hardware to meet the needs of the specific application being run on the host. External storage subsystems are popular choices for high-end desktop PCs and workstations to meet capacity, performance, or reliability needs not available in the host systems. The market for this technology can be further segmented into categories for the specific application being run on the host and the operating systems employed by the end user.

           The Debtor is currently focused in two application market segments: professional desktop publishing known as "Prepress" and digital media creation or multimedia creation. Examples of digital media creation are digital video, two- or three-dimensional modeling, computer-aided design, animation, virtual reality and graphics.

C. PRODUCTS

           The Debtor's development efforts are currently focused around the Hammer product line, historically used primarily with the Apple Macintosh ("MAC") operating system. The Debtor also offers limited products for use with the Silicon Graphics Irix and Microsoft Windows NT operating systems. The Debtor plans to continue developing its products for all three operating system marketing segments to broaden its market, especially the multimedia applications.

           The Debtor's products are sold in a wide variety of configurations of hardware and software addressing specific applications. A basic Hammer storage subsystem consists of three components: software, hardware controller, and enclosure with drive(s). The software is operating system-specific and consists of a graphical user interface (GUI), utilities to configure the disk drives, and a driver to facilitate data transfer between the host and storage subsystem. The controller can be either a

Jackhammer SCSI controller board for high-performance applications and/or a RAID controller used for high-reliability applications. The enclosures range from the single-drive Pockethammer, to the multi-drive Sledgehammer, to the removable-drive Sledgehammer Pro. (A hardware-based RAID controller is currently available for only the MAC and Windows NT operating systems.)

D. DISCONTINUED OPERATIONS

           In addition to the Debtor's former disk drive business, other discontinued operations and product lines of the Debtor include the following:

           1. VIDEO SERVERS. Video servers are used to play back video material that has been previously digitally encoded and compressed. Video servers, which can replace video-cassette recorder systems, use hard disk drives to store and retrieve audio and full motion video signals. The Debtor previously marketed its line of video server products to hospitality, multimedia and cable television markets. Video server applications in the hospitality and related markets included displaying digitally encoded and compressed movies to guests in hotels, aircraft and cruise ships. Multimedia applications included corporate training, campus training and video libraries.

           In 1995, the Debtor entered into a development agreement with Matsushita Avionics System Corporation ("MASC") regarding the development of the Debtor's video server technology for aircraft use and the sale of products using that technology to MASC. However, financial difficulties arose in the implementation of that agreement, and in March 1997, the parties entered into a termination agreement pursuant to which, among other things, the relationship was curtailed and the Debtor transferred various inventory, equipment and other assets to MASC, including a nonexclusive license of its video server technology.(2) As a result, the Debtor is not presently developing any of its video server technology.

           Also, in March 1997 the Debtor entered into an agreement with Sumitomo Corporation or an affiliate ("Sumitomo") pursuant to which the Debtor sold excess inventory and a license relating to the Debtor's video server products to Sumitomo. The inventory was sold on an "as is" basis for cash consideration in the approximate amount of $300,000.

           2. VIDEO DISK RECORDER TECHNOLOGY. Prior to the commencement of the Chapter 11 Case, the Debtor had been developing a line of low cost digital video disk recorders using hard disk drives to store and retrieve audio and full motion video signals. In 1995, the Debtor entered into a development agreement with BTS Broadcast Television Systems GmBH ("BTS") for the joint development design, development and manufacture of a family of video disk recorders. Under the agreement, BTS was to provide funding to the Debtor in the total amount of $1,000,000, payable in specified increments upon the Debtor achieving certain milestones in the



----------
(2) The Debtor is presently in the process of reviewing its previous transactions with MASC and its 1997 transfers to MASC in order to determine the present status of any claims or rights of either the Debtor or MASC against each other.

development of certain technology and products, and in exchange, BTS was granted certain rights in the technology developed.

           The Debtor received an aggregate amount of $650,000 from BTS under the agreement, but prior to the commencement of the Chapter 11 Case, disputes arose between the parties regarding the extent and nature of BTS' rights in and to the technology developed. Both parties ceased any further significant activities or payments under the terms of their development agreement, although neither party has given formal notice of termination of the agreement. The Debtor is presently reviewing its legal options with respect to its relationship with BTS.

           3. RAIDION PRODUCT LINE. During the last several months, beginning prior to the commencement of the Chapter 11 Case, the Debtor has restructured its operations so as to discontinue its support of its Raidion line of products. The Raidion product line consists of data storage products and systems using the RAID (redundant array of independent disk drives) technology. Since the commencement of the Chapter 11 Case, the Debtor has sold most of the assets that comprised the Raidion product line, consisting primarily of patents, inventory and equipment, as more fully described hereinbelow.

E. INTERNATIONAL OPERATIONS AND FOREIGN SUBSIDIARIES

           The Debtor sells its products into European, as well as domestic, markets. Historically, the Debtor's foreign sales originated primarily from the company's Singapore facility, which was sold to Micropolis as part of the divestiture of the disk drive business. Based on the Debtor's most recent Forms 10-K and 10-Q reportings, export sales (sales originating in the United States to customers in foreign countries) have most recently represented less than ten percent (10%) of total sales for consolidated operations.

           Following the sale of its disk drive business, the Debtor has served foreign markets primarily through two European operating subsidiaries, located in the United Kingdom (StreamLogic Ltd.) and Germany (StreamLogic GmBH). StreamLogic Ltd. has served as the distribution and repair center for all of the Debtor's European sales. StreamLogic GmBH has served as a sales facility for European markets. In addition, other wholly owned foreign subsidiaries of the Debtor include StreamLogic Pty Ltd. (Australia), Micropolis BV (Netherlands) and StreamLogic (Cayman Islands), each of which is inactive.

           None of the Debtor's subsidiaries is a debtor under the provisions of the Bankruptcy Code, but StreamLogic Ltd. and StreamLogic GmBH ceased operations following the commencement of the Debtor's Chapter 11 Case. The Debtor believes that it has no material financial obligations owing with respect to the operations or affairs of any of its subsidiaries, and as of June 1997, the Debtor's books and records reflected net intercompany accounts receivable owing to the Debtor. However, the Debtor estimates that intercompany accounts receivable are largely uncollectible. It is anticipated that under the Plan, all of the Debtor's subsidiaries will be wound down or liquidated, and will cease to exist.

F. COMPETITION

           The data storage industry is competitive and characterized by price erosion over the life of a product. The Debtor believes that being first to market with new products is a critical element in the achievement of desired gross margins. Being first to market provides initial price advantages to the Debtor and the opportunity to accelerate learning and cost reduction curves due to increased production volumes. In the high-performance market in which the Debtor competes, the principal dimensions of competition are generally data storage capacity, data transfer rate, average access time, form factor, timely delivery in quantity, reliability and price.

           Some of the Debtor's competitors are much larger in size and have access to greater financial and other resources than the Debtor. The Debtor believes that its future success hinges on its ability to bring cost and feature-competitive products to market on a timely basis. Competitors in the high-performance desktop computers and workstation external storage subsystems market include Megadrive, Micronet and Eurologic.

G. PATENTS AND KNOW-HOW

           The Debtor's management believes that the ability to develop and manufacture products is dependent upon the know-how and special skills within the Debtor. In addition, the Debtor has obtained and presently owns a number of patents, patent applications, and patent and technology licenses. It is the Debtor's policy to enforce its proprietary rights. The Debtor's management believes that the patents and know-how rights currently owned, which are exclusive of patents relating to the Raidion business which were sold during the Chapter 11 Case, are adequate for the conduct of its Hammer business. In the opinion of the Debtor's management, however, no individual patent or license is of critical importance.

H. EMPLOYEES

           As of October 31, 1997, the Debtor employed approximately 33 full-time employees. Of those employees, eight were engaged in manufacturing, seven were engaged in sales and marketing, six were engaged in research and engineering, six were engaged in customer service and operations and the remaining six were administrative and clerical personnel. The Debtor believes that labor relations in the Company are generally satisfactory.

I. REAL PROPERTY

           The Debtor owns real property in the City of Chatsworth, Los Angeles County, California where its operations and corporate headquarters were formerly located. The Chatsworth property, commonly known as 21329 Nordhoff Street, consists of a 75,650 square foot, light manufacturing facility situated on a 2.29-acre site.

           According to the Debtor's books and records, the land and improvements cost the Debtor approximately $7.6 million. Based on a February 1997 appraisal of the property, the property had a fair market value of $3,500,000 at that time. Since the commencement of this Chapter 11 Case, the Debtor has received several offers to purchase the property, and the Debtor has formally listed the property with Beitler Commercial Real Estate Services, a licensed real estate broker. The Debtor was recently in negotiations with a prospective purchaser to sell the property for approximately
$3.5 million, net of commissions, but those negotiations have been discontinued by the purchaser. The property is not encumbered by any security interests securing any Claims of significant amounts.

J. INVESTMENTS

           1. CONCENTRIC NETWORK STOCK. In September 1996, the Debtor purchased $2.5 million of shares of preferred stock of Concentric Network Corporation ("Concentric") from Sattel Communications ("Sattel"). Founded in 1991 and headquartered in Cupertino, California, Concentric is a provider of virtual private networks and intranet customized consumer applications. Sattel acquired the Concentric stock pursuant to a Preferred Stock Purchase Agreement dated August 21, 1996 among Concentric, Sattel and others (the "Stock Purchase Agreement"). At the time the Debtor acquired the Concentric stock from Sattel, Concentric was a privately held corporation.

           On July 30, 1997, Concentric was reincorporated in Delaware and effected a 1-for-15 reverse stock split. On July 31, 1997, Concentric made an initial public offering (the "IPO") of 4,300,000 shares of its common stock at an initial price of $12 per share, and public aftermarket trading began on August 1, 1997 in the Nasdaq National Market stock listings under the symbol "CNCX."

           As a result of the reincorporation and reverse split and completion of the IPO, the Debtor's 1,838,235 shares of Concentric preferred stock have been exchanged for 128,272 shares of Concentric common stock, and by virtue of the terms of the Stock Purchase Agreement, the Debtor is restricted from selling the shares for a period of 180 days from the date of the IPO. As of December 27, 1997, the Concentric shares were trading at a price of $8.00 per share. The Debtor estimates that the approximate market value of the Concentric shares as being $1,026,176 as of December 27, 1997, subject to the trading restrictions identified above and the effect that those restrictions may have upon value.

           2. NOTE FROM TITANIUM MEMORY SYSTEMS. In 1992, the Debtor purchased an equity interest of approximately 27% of the stock of Titanium Memory Systems, Inc., formerly known as Tulip Memory Systems, Inc. ("TMS"), a start-up company formed to develop substrates used in the manufacture of computer disk drives. During 1994, the Debtor increased its ownership to approximately 60%, pending anticipated outside investment. In connection with its original investment, the Debtor agreed to guarantee the obligations of TMS to pay the acquisition cost of equipment. In order to consummate the sale of its disk drive business, the Debtor paid its $1.3 million guaranty obligation under the agreement with TMS. The Debtor discontinued funding of TMS in early 1996.

           In June 1996, TMS was recapitalized, and in connection therewith the Debtor agreed to accept 1,498,645 shares of preferred stock of TMS, having a book value of approximately $0.14 per share, and a promissory note issued by TMS in the principal amount of

$500,000, all in exchange for cancellation of TMS's debt to the Debtor in an aggregate, approximate amount of $10 million.

           In May 1997, the Debtor sold all of its TMS stock, as follows:
Approximately 749,322 shares were repurchased by TMS at a price of $0.20 per share, or $149,864.40, and the remaining 749,322 shares were sold to Titanium Metals Corporation, another investor in TMS, in exchange for cash in the amount of $149,864.40. At the present time, the Debtor holds the $500,000 note issued by TMS, which is payable in ten annual installments of approximately $50,000, beginning in 1998.

K. DEBENTURES AND NOTES

           1. CONVERTIBLE DEBENTURES. In 1987 the Debtor entered into an Indenture dated as of March 15, 1987 (the "Indenture") between the Company and First Interstate Bank of California, as trustee, later replaced by Harris Trust and Savings Bank, as trustee (the "Trustee"). Pursuant thereto, the Debtor issued debentures in an aggregate principal amount of $75 million, bearing 6 percent interest and due in the year 2012. The debentures were convertible to stock under certain circumstances, were subordinated to certain indebtedness of the Debtor and carried various other terms, conditions and other features. Subject to adjustments set forth in the Indenture, the conversion price for the Debentures was $48.50 per share.

           In particular, the Debentures were subordinated in right of payment to certain indebtedness of the Debtor, including indebtedness arising from money borrowed or notes or similar instruments given in connection with the acquisition of businesses, properties or other assets, obligation arising under capital leases and indebtedness arising from the renewals, extensions or refundings of such obligations. In light of the specific wording and terms of the Indenture, the Debtor does not believe that it owes any indebtedness to which the Debentures are presently subordinated.

           2. 1996 EXCHANGE OFFER; INCREASING RATE NOTES. In early 1996, the Debtor evaluated several alternatives with respect to a restructuring of the Debentures, and Loomis Sayles & Company, L.P. ("Loomis Sayles"), an entity which advises investors that collectively held approximately 79% of the aggregate principal amount of the outstanding Debentures, indicated to the Debtor its potential interest in reaching an agreement with respect to a restructuring of the Debentures after the sale of the disk drive business had been completed.

           Therefore, in October 1996, the Debtor commenced a tender offer for the Debentures, pursuant to which the Debentures were to be exchanged for cash, increasing rate unsecured promissory notes, common stock and warrants of the Debtor. Of the $75 million of the Debentures originally issued, holders of approximately 94% of the outstanding Debentures accepted the exchange, representing approximately $70.2 million in aggregate principal amount. The Debtor subsequently exchanged the tendered Debentures for approximately $8.5 million in cash, $8 million in unsecured promissory notes due in 1998, 15.2 million shares of common stock, and warrants to purchase an additional 2.8 million shares of common stock.

           As a result, among the Debtor's present obligations are approximately $8 million in increasing-rate unsecured promissory notes (the "Notes") issued in exchange for approximately $70.2 million in formerly outstanding Debentures, as well as approximately $4.8 million in Debentures that were not tendered in the exchange.

           3. REMAINING DEBENTURES AND LITIGATION. Following the exchange, there remained Debentures of approximately $4.8 million in aggregate principal balance that had not been exchanged or extinguished. With respect to those remaining Debentures, issues arose as to whether the Debtor had failed to make interest payments thereon in a timely fashion and whether, as a consequence, the holders of the Debentures had properly and timely declared an acceleration of all amounts owing under the Debentures. As a result of those disputes, litigation ensued in the United States District Court for the Southern District of New York between the Debtor and United Equities Company ("United Equities"), an entity which owns or represents the holders of a majority of the outstanding aggregate principal balance of the remaining Debentures. As of the date of commencement of the Chapter 11 Case herein, that litigation, which began in December 1996, remained pending, although neither party to the action is presently pursuing the matter actively. Given the present bankruptcy context, the matter of acceleration of the Debentures has become moot.

           4. SUBSTITUTION OF INDENTURE TRUSTEE. Subsequent to the Petition Date, United Equities, which owns or represents the holders of a majority of the outstanding aggregate principal balance of the remaining Debentures, has served as a voting member of the Committee. Notwithstanding United Equities' active involvement in the Chapter 11 Case, Harris Trust and Savings Bank ("Harris"), the trustee under the Indenture, has at its insistence served as a non-voting member of the Committee.

           United Equities has assumed a very active role in the Chapter 11 Case by, among other things, participating in negotiations of the Plan on behalf of the Committee (which negotiations have inured directly to the benefit of the estate and its creditors, including Debenture holders), assisting in revising the Plan and committing to effectively "backstop" the Creditors' Rights Offering (described elsewhere herein) by agreeing to purchase whatever Subscription Reorganized Shares are not purchased by other existing creditors.

           During the pendency of the Chapter 11 Case, it became apparent that a significant overlap or duplication existed with respect to the efforts and expenses of United Equities and Harris. Therefore, in order to avoid unnecessary effort and expense, a majority of the Debenture holders sought to replace Harris with a trustee that would be more acceptable to, and work in concert with, the Debenture holders (i.e., the real parties in interest).

           Thereafter, numerous discussions and negotiations ensued between and among the interested parties with respect to the resolution of the matter. In this regard, Harris raised concerns with respect to its compensation for services rendered and its asserted lien rights with respect thereto. Ultimately, the parties reached an agreement whereby the Indenture would be amended to reduce the capital requirements of the trustee from $50 million to $10 million, Harris would be replaced as trustee by American Stock Transfer & Trust Company, and Harris' pre- and post-Petition Date fees and expenses would be settled and fixed at $25,000 payable by the Debtor as an administrative expense claim (as reduced from an amount asserted by Harris to be in excess of $60,000).

           Consistent with this settlement, the Indenture will be amended as described above, and a letter agreement fixing Harris' claim has been executed. The Debtor has filed a motion seeking Bankruptcy Court approval of the settlement and authority to amend the Indenture, which motion is scheduled to be heard by the Bankruptcy Court on January 13, 1998.

           United Equities has advised the Debtor that, based upon its services rendered on behalf of the Debenture holders for the benefit of the estate (including the efforts of its counsel, Tenzer Greenblatt LLP, which will also serve as counsel for the replacement indenture trustee), United Equities and the replacement trustee may seek payment or reimbursement of its counsel fees incurred both prior and subsequent to the replacement of Harris as trustee. In that regard, United Equities and the replacement trustee may assert, among other things, that they are entitled to (i) charge the Debenture holders' distributions under the Plan; (ii) a hold a claim for substantial contribution; and/or (iii) hold an administrative expense claim for services rendered subsequent to the appointment of the replacement trustee. The Debtor has not yet taken any position supporting or opposing any such assertions or claims.

L. RELOCATION AND CONSOLIDATION

           In late 1996, the Debtor announced its plans to consolidate and relocate its operations and corporate headquarters from Chatsworth, California to Northern California. In conjunction therewith, on November 7, 1996, the Debtor entered into a long-term lease of commercial real property located at 7015 Gateway Boulevard, Newark, California, consisting of office, manufacturing and warehouse space of approximately 56,000 square feet. Pursuant to the terms of the lease, the Debtor delivered to the landlord an irrevocable standby letter of credit in the amount of $252,288, issued by Wells Fargo Bank, to secure its performance of obligations under the lease, and also provided a deposit of one month's rent of approximately $50,000. In order to provide collateral for the issuance of the letter of credit, the Debtor deposited cash funds with Wells Fargo Bank in exchange for a certificate of deposit in the amount of the letter of credit. Once the lease was executed, tenant improvements were undertaken by the landlord, and those improvements were completed in or about April 1997, at a cost of approximately $963,533, of which the landlord had agreed to pay $839,985.

           In early 1997, the Debtor proceeded with the closure of its Chatsworth facility and relocated its corporate headquarters and administrative offices to Menlo Park, California on an interim basis, in the offices previously occupied by FWB prior to the Debtor's acquisition of FWB's assets. Thereafter, as planned, the Debtor completed its relocation to the Newark premises, on or about June 30, 1997.

           Concurrent with its relocation efforts, the Debtor also reduced its staffing and administrative expenses substantially, through the discontinuation of certain of the Debtor's product lines, including the Raidion product line and video server and video disk recorder technologies. That downsizing effort began prior to the commencement of the within Chapter 11 Case and continued thereafter and even to the present time.

M. CHANGE IN MANAGEMENT

           As of the end of 1996, the Debtor's board of directors consisted of five directors, namely J. Larry Smart, Greg Reyes, Jr., Chriss W. Street, Ericson M. Dunstan and Elliott D. James. Executive officers of the company at that time included Mr. Smart, as the Debtor's president and chief executive officer, and Barbara V. Scherer, as the company's senior vice president and chief financial officer. In January 1997, the Debtor's board of directors was expanded from five members to seven members, pursuant to the terms of the November 1996 debenture exchange, and two additional directors, Jack S. Kenney and Mark M. Glickman, were designated by Loomis Sayles.

           During the first half of 1997, all of the aforementioned directors other than Mr. Glickman resigned from the board, and

Michael O. Preletz, a turnaround expert with many years' experience in assisting troubled technology companies, was named to the board. In particular, Mr. Dunstan resigned as of January 22, 1997; Mr. Smart resigned from all positions with the Debtor as of March 23, 1997; and following the remaining directors' appointment of Mr. Preletz as an additional director and as chief executive officer as of March 24, 1997, Messrs. James, Reyes, Street and Kenney resigned as directors, and Ms. Scherer resigned as an officer, in April and May 1997. Mr. Glickman was elected to replace Ms. Scherer as chief financial officer, upon her resignation.

           Following the commencement of the Debtor's chapter 11 case, and effective as of August 5, 1997, Mr. Glickman resigned as an officer and director of the Debtor, and as a result, Mr. Preletz is presently the sole director and chief executive officer of the Debtor.

N. DEBT REPAYMENT PLANS

           During the three to six months immediately preceding the commencement of the Debtor's chapter 11 case, the Debtor experienced extreme cash flow difficulties and as a result, found itself unable to pay invoices as they became due. In order to maintain essential working relationships with important trade creditors, the Debtor entered into a variety of informal, largely undocumented arrangements with trade creditors to pay past-due amounts and to continue to receive services and products. Those arrangements included extending invoice terms of past-due receivables, paying past-due invoices pursuant to negotiated payment schedules while keeping current invoices paid, and making partial payments on past-due invoices depending on the Debtor's needs and cash flow.

           Trade creditors with whom the Debtor entered into such payment arrangements included Mountain Gate, Seagate Technology, Inc., Sony Electronics, Wyle Electronics, Elliott Laboratories, Federal Express, Micron Electronics, Andataco, Nakasuji Associates, Q Logic, Bell Microproducts and Rational Technology, Inc. At present, the Debtor is investigating the extent and circumstances of such payments in order to determine whether any such payments may be avoidable under the preference provisions of Section 547 of the Bankruptcy Code. Based upon a preliminary analysis, the Debtor believes that a significant amount of such payments may be recoverable under applicable preference statutes.

O. EVENTS PRECEDING CHAPTER 11 CASE COMMENCEMENT

           Operations of the Debtor in 1996 and early 1997 produced operating losses, draining the Company of its operating funds. In addition, after the Debtor's new management was installed, it found the books and records of the Debtor to be in substantial disarray, and determined that ongoing revenues were materially less than had been projected by prior management, resulting in further losses.

           The Debtor estimated its net losses for the quarter ending March 28, 1997 to be approximately $20.8 million, and for the full year ending March 28, 1997, the Debtor estimated that it lost $16.1 million (net of certain extraordinary gains within the fiscal year, including a substantial gain arising from the cancellation of debt integral to the debenture exchange described in Section III(K)(2) above). As those losses translated themselves into negative cash flow, the Debtor found itself in a substantial cash crisis, causing it to suspend payments on many accounts and to respond to various collection actions initiated and threatened against it.

           Whereas in the spring of 1997, the Debtor attempted various means to solve its cash crisis, including refinancings, recapitalizations and negotiated settlements and payout schedules with creditors, the Debtor ultimately determined that none of those efforts would avoid the necessity of a full and formal reorganization of its operations and finances, which could not be accomplished without the protections and benefits of chapter 11 of the Bankruptcy Code.

           Finally, in mid-June 1997, a creditor obtained an attachment order against assets of the Debtor, threatening to paralyze all of the Debtor's operations, and the Debtor was compelled to commence the present Chapter 11 Case in order to remove the lien arising from that attachment order and to preserve the company's ongoing operations.

           IV. SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASE

           Since the Debtor commenced its Chapter 11 Case, it has continued to operate as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code. The following is a brief description of some of the major events that have occurred during the Chapter 11 Case.

A. CONTINUATION OF BUSINESS; STAY OF LITIGATION

           Following the commencement of its Chapter 11 Case, the Debtor has continued to operate its business and manage its properties as a debtor-in-possession, no trustee having been appointed. The Bankruptcy Court has certain supervisory powers over the Debtor's operations during the Chapter 11 Case, particularly as to proposed transactions outside of the ordinary course of business. In addition, Bankruptcy Court approval is required for certain other transactions, such as the borrowing of money on a secured basis or the employment of attorneys, accountants and other professionals. Most importantly, the Bankruptcy Court must confirm a reorganization plan for the plan to become effective.

           An immediate effect of the filing of the Chapter 11 Case was the imposition of the automatic stay under the provisions of
Section 362(a) of the Bankruptcy Code which, with limited exceptions, enjoins the commencement or continuation of all prepetition litigation against, and efforts to collect funds from, the Debtor. This injunction remains in effect unless modified or lifted by order of the Bankruptcy Court.

B. APPOINTMENT OF THE CREDITORS' COMMITTEE

           On July 18, 1997, the United States Trustee appointed an official committee of unsecured creditors (the "Committee") to represent the collective interests of all unsecured creditors of the Debtor, pursuant to Section 1102 of the Bankruptcy Case. The membership of the Committee has been supplemented twice since then, and two members, CDI Corporation and Micropolis Inc., have since resigned.

           Since its formation, the Committee has consulted extensively with the Debtor concerning the administration of the Chapter 11 Case, and the Debtor has kept the Committee informed about its operations and has sought the concurrence of the Committee for actions and transactions taken outside of the ordinary course of the Debtor's business, wherever possible. In particular, as described elsewhere, the Committee has participated actively and extensively, together with the Debtor's management and professionals, in negotiating a consensual plan of reorganization.

           The Committee currently consists of six voting members and two nonvoting members, and includes representatives of each of the principal constituencies of unsecured creditors of the Debtor. The current members of the Committee are as follows:

                                          VOTING MEMBERS:

                                          FWB SOFTWARE, INC.
                                          Attn:  Steven Gibbs, C.F.O.
                                          2750 El Camino Real
                                          Redwood City, CA  94061-3911

                                          NETWORK STORAGE SOLUTIONS
                                          Attn:  Joseph Pisula
                                          600 Herndon Parkway
                                          Herndon, VA  22070

                                          NORWEST BANK MINNESOTA, N.A.
                                          Attn:  Gavin Wilkinson
                                          Corporate Trust Department
                                          6th and Marquette
                                          Minneapolis, MN  55479-0069

                                          SEAGATE TECHNOLOGY
                                          Attn:  Bill Hayward, Senior Director
                                          920 Disc Drive
                                          Scotts Valley, CA  95066

                                          UNITED EQUITIES COMPANY
                                          Attn:  Philippe D. Katz
                                          160 Broadway
                                          New York, NY  10038

                                          NON-VOTING MEMBERS:

                                          LOOMIS, SAYLES & COMPANY, LP
                                          Attn:  Frederick Vyn, V.P.
                                          One Financial Center
                                          Boston, MA  02111

                                          HARRIS TRUST AND SAVINGS BANK
                                          Attn:  Kevin Healey, V.P.
                                          311 W. Monroe Street, 12th Floor
                                          Chicago, IL  60606

C. REPRESENTATION OF THE DEBTOR AND THE COMMITTEE

           Since the commencement of the Debtor's Chapter 11 Case, the law firm of Goldberg, Stinnett, Meyers & Davis, A Professional Corporation, whose offices are located at 44 Montgomery Street, Suite 2900, San Francisco, California 94104, has acted as StreamLogic's general bankruptcy counsel, with Bankruptcy Court approval. In addition, the Debtor has retained the following special counsel and advisors with Bankruptcy Court approval:


           Firm                                       Purpose
           Manatt, Phelps & Phillips,                 Special Counsel
           LLP                                        (Corporate and
                                                      Securities)

           Hickey and Hill, Inc.                      Financial Advisor

           Oppenheimer, Poms, Smith,                  Special Counsel
           Lande & Rose                               (Intellectual
                                                      Property Rights)

           The Committee has retained the law firm of Murray & Murray, located at 3030 Hansen Way, Suite 200, Palo Alto, California 94304- 1009 to act as its counsel in the Chapter 11 Case, and the accounting firm of Price Waterhouse LLP to act as its financial advisor, with Bankruptcy Court approval.

D. DEVELOPMENT AND IMPLEMENTATION OF STRATEGIC PLAN


           Since the commencement of the Debtor's Chapter 11 Case, through the auspices and direction of the company's new senior management, the Debtor has continued its efforts to restructure its operations and develop and implement its strategic plan.

           First, as stated earlier, the Debtor restructured its operations so as to focus on one of its product lines. Until that restructuring, the Debtor supported two distinct lines of products, its Raidion product line and its Hammer product line. The Raidion line consists of data storage products and systems using the RAID (redundant array of independent disk drives) technology, which renders the system fault-tolerant through either hardware or software. The Raidion products are used in applications in which the integrity of large amounts of data is of paramount concern. The Hammer product line, on the other hand, while also a data storage product, is more targeted to uses in which data transfer speed, rather than total capacity, is the primary concern. Typical uses of Hammer products involve desktop digital video and color publishing.

           During the last several months, the Debtor has restructured its operations so as to discontinue its support of the Raidion product line and focus its efforts on the Hammer product line. In May 1997, the Debtor began outsourcing the production of certain of its Raidion line of products pursuant to an arrangement with JMR Electronics, Inc., a Chatsworth company which had provided assembly services to the Debtor in the past for its Raidion products.

           As part of its restructuring of operations and discontinuance of parts of those operations, the Debtor has also continued its downsizing in order to reach a level of expenses consistent with its revenue base. As a result of present management's restructuring efforts, the head count has been reduced by approximately 78%, from approximately 150 at the end of the Debtor's fiscal 1996 year (i.e., March 29, 1996) to 33 at present.

E. BAR DATE FOR FILING PROOFS OF CLAIM

           The Bankruptcy Court set November 3, 1997 as the deadline for the filing of proofs of claim, other than claims of governmental entities. Since that deadline passed, the Debtor has begun its review of filed proofs of claim in order to determine whether, and to what extent, objections to disputed claims will be necessary.

F. ASSET SALES RELATING TO RAIDION PRODUCT LINE

           In the process of restructuring its operations, the Debtor has sold most of the assets relating to its Raidion product line, consisting primarily of patents, inventory and tooling. On October 1, 1997, the Court issued its order granting the Debtor's motion and approving a sale of the Raidion patents to Farrington Investments, Ltd. ("Farrington") for the purchase price of

$1,020,000, and that sale was consummated on or about October 14, 1997. The proceeds of the sale are maintained by the Debtor in a segregated, interest-bearing account and have not been treated as part of the Debtor's general operating funds. Disbursements from that account, such as for Court-approved professional fees, have been made only upon order of the Bankruptcy Court or consent of the Debtor and the Committee.

           As of September 25, 1997, the Debtor entered into an agreement to sell most of the rest of its Raidion assets, namely inventory, molding and tooling equipment and certain licenses relating to the Raidion product line, to Peripheral Technology Group, Inc. ("PTG") for the purchase price of $263,000, subject to Court approval and certain contractual adjustments. Two creditors, JMR Electronics, Inc. ("JMR") and A&S Mold And Die Corporation ("A&S"), have asserted liens against the assets sold to PTG, which liens are disputed by the Debtor. On November 21, 1997, the Bankruptcy Court issued orders granting the Debtor's motions seeking approval of sale free and clear of the disputed liens of JMR and A&S, and the sale was consummated on December 2, 1997. At present, the Debtor maintains the net proceeds of sale, in the approximate amount of $135,000, in a separate, segregated account, pending resolution of JMR's and A&S's disputed liens.

G. DISPUTE WITH NEWARK LANDLORD

           As stated above, in late 1996 the Debtor executed a long-term lease for commercial premises in Newark, California and in June 1997, the Debtor moved into the facility. Shortly before the commencement of its Chapter 11 Case, the Debtor reached oral agreements with the landlord, WHLNF Real Estate Limited Partnership ("Lincoln"), and Decibel Instruments, Inc. ("Decibel") to sublet approximately one-half of the premises to Decibel, a start-up company in the business of developing and manufacturing hearing aid and diagnostics products. However, as of the Petition Date, no written agreements had been executed with either Lincoln or Decibel in order to implement the oral sublease agreement.

           After the Petition Date, on July 25, 1997, the Debtor filed a motion seeking Bankruptcy Court approval of the assumption of the master lease with Lincoln and execution of the sublease with Decibel. From the Debtor's perspective, the transactions would allow the Debtor to preserve a master lease carrying a rental rate below current market rates, while defraying one-half of the monthly obligation by subleasing unused space.

           However, once the motion had been filed, Lincoln indicated its intention to oppose the Debtor's motion and imposing discovery demands upon the Debtor. At the same time, the Committee concluded that assumption of the master lease would be premature until reorganization prospects were better defined, and requested that the Debtor withdraw its motion. Accordingly, the Debtor withdrew its motion and advised Decibel that it would be unable to complete the sublease arrangement.

           After the motion was withdrawn, the Landlord filed a motion to compel the Debtor to assume or reject the Newark lease on an expedited basis. The Debtor opposed the motion and filed a cross-motion for extension of assumption deadlines, and in a hearing on September 12, 1997, the Bankruptcy Court granted the Debtor's motion on an interim basis and deferred Lincoln's motion.

           Meanwhile, the Debtor found alternative premises within Newark, approximately two miles from its first premises. The new premises, approximately 8,500 square feet, more closely fit the Debtor's space needs and cost much less (approximately $9,000 per month versus approximately $51,000). Accordingly, in early November 1997, the Debtor rejected its lease with Lincoln, vacated that lease's premises and relocated to its new, smaller Newark premises.

           As stated, Lincoln holds more than $300,000 of deposits in order to offset any damages arising from the Debtor's rejection of its lease. However, the Debtor believes that the lease's contractual rental rate is significantly below current market rates and that Lincoln will in fact suffer no such damages in any event (and may in fact be benefitted by the Debtor's rejection). Therefore, the outcome of the deposits held by Lincoln, and any claims for damages which it may assert, are undetermined, and the Debtor intends to review the matter closely for the estate's benefit.

H. REMAINING ASSETS

           As of early December 1997, following the sales and dispositions of assets referenced hereinabove, the Debtor owned the following remaining significant assets (excluding assets of nonmaterial or highly speculative value): the building and related real property in Chatsworth, California referred to in Section III(I) hereinabove; the Hammer product line and related technology and inventory; cash proceeds of the sale of Raidion patents, net of Court-approved disbursements for interim professional fees, in the approximate net amount of $800,000; cash proceeds from the sale of Raidion inventory and related assets in the approximate amount of $135,000, subject to disputed lien claims of JMR and A&S; 128,272 shares of common stock of Concentric, as described in Section III(J)(1) hereinabove; a promissory note in the principal amount of $500,000 from Titanium Memory Systems, as described in Section III(J)(2) hereinabove; miscellaneous office furnishings and equipment of undetermined value; possible preference causes of action related to debt repayments prior to the commencement of the Chapter 11 Case, as described in Section III(N) hereinabove; a certificate of deposit maintained with Wells Fargo Bank in the approximate principal amount of $252,000, subject to the bank's lien thereagainst in conjunction with the letter of credit issued to the Debtor's former Newark landlord; restricted funds of approximately $250,000 against which former officers and directors assert interests; a directors' and officers' liability policy; and possible causes of action against third parties with respect to prepetition events and transactions.

                          V. THE PLAN OF REORGANIZATION

           The following is a limited summary of the terms of the Plan, served concurrently with this Disclosure Statement and the Ballot. The summary is qualified in its entirety, however, by reference to the more detailed provisions set forth in the Plan itself, which control for all purposes.

A. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

           1. NONCLASSIFIED CLAIMS. Applicable provisions of the Bankruptcy Code provide that certain claims, namely, administrative expenses incurred during the Chapter 11 Case and priority tax claims incurred before the commencement of the Chapter 11 Case, are not to be classified in a plan, but instead treated in the manner required by the Bankruptcy Code. In particular, all administrative expenses must be paid upon the Plan's effectiveness, and priority tax claims can be paid over a defined period of time.

           Under the Plan, all such nonclassified claims will be paid in full on the latest of the following dates: (a) on, or as soon as practicable after, the Administrative Bar Date (which is thirty days following the Effective Date), or such later date as to which the claimant may consent; (b) on the date when the claim becomes due, according to applicable contractual, statutory or other terms; or (c) once an order of the Bankruptcy Court allowing the claim becomes final, if the claim is disputed or requires Bankruptcy Court approval (such as is the case with Professional Fees).

           Proofs of claim for nonclassified expenses which consist of priority tax claims must be filed by the deadline already established by the Bankruptcy Court for governmental claims generally, to wit, December 23, 1997. With respect to nonclassified expenses which consist of administrative expenses (that is, claims incurred by the Debtor after the Petition Date and before the Effective Date), other than certain Ordinary Course Expenses (see the definition of "Ordinary Course Expenses" below), proofs of such claims, or requests for payment, must be filed with the Bankruptcy Court and served upon the Distribution Agent, the reorganized Debtor and the United States Trustee by the thirtieth day (the "Administrative Bar Date") following the Effective Date, absent which such claims will not be allowed and no distribution or payment will by made on such claims.

           As defined and used in the Plan, the term "Ordinary Course Expenses" means liabilities incurred by the Debtor on or after the commencement of the Chapter 11 Case in the ordinary course of its business, specifically excluding income tax liabilities, tort liabilities, environmental cleanup or indemnity claims, liabilities arising under the Employee Retirement Income Security Act of 1974 (as amended), and any other items not customarily incurred by the Debtor in the ordinary operation of its business.

           The reorganized Debtor will be responsible for paying all allowed Ordinary Course Expenses other than Professional Fees, certain lease obligations and warranty, return, product refund or defect claims relating to products other than Hammer products. The Distribution Agent will be responsible for payment of all other allowed nonclassified claims.

           The Debtor estimates that Ordinary Course Expenses for which the reorganized Debtor will be responsible will be approximately $270,000, representing approximately one month's general and administrative expenses, plus a variable amount representing costs of goods.

           Professional Fees, that is, compensation and expense reimbursements earned by attorneys, advisors, accountants and other professionals retained in the Chapter 11 Case by the Debtor or the Committee, are estimated as follows:

           For services rendered through September 30, 1997, the following fees and expenses have been approved by the Bankruptcy Court, and paid by the Debtor or credited against retainer balances, on an interim basis:

           Professional:                         Interim Amount:
           -------------                         ---------------
           Goldberg, Stinnett, Meyers &
           Davis                                 $   190,254.99

           Murray & Murray                            47,514.13

           Manatt, Phelps & Phillips(3)               32,978.47

           Oppenheimer, Smith, Poms, Lande
           & Rose                                      8,871.14

           Price Waterhouse LLP                       13,872.00
                                                 --------------
                               TOTAL:            $   293,490.73

           For services rendered after September 30, 1997 and until the Effective Date, and for remaining unpaid amounts for services rendered up to September 30, 1997, the Debtor estimates that the estate will incur additional fees and expenses (with the caution that it is an estimate only, and subsequent events may cause the



--------
(3) Fees and expenses awarded to the Manatt firm are for services rendered through October 24, 1997.

estimated amounts to increase or decrease significantly) in the approximate amount of $350,000.

           In addition to the foregoing, the Debtor estimates that as of the Effective Date, there may be owed approximately $4,000 in unpaid quarterly fees owing, but not yet due, to the United States Trustee, and that there may be owed an undetermined amount in reimbursements of expenses to members of the Committee. Also, Section 503(b) of the Bankruptcy Code provides for payment of compensation to creditors, indenture trustees and other persons making a "substantial contribution" to a reorganization case, and to attorneys for, and other professional advisors to, such persons. The amounts, if any, which may be sought by entities for such compensation are not known by the Debtor at this time. Requests for compensation must be approved by the Bankruptcy Court after a hearing on notice at which the Debtor and other parties in interest may participate and, if appropriate, object to the allowance of any compensation and reimbursement of expenses.

           Priority tax claims are those claims for taxes entitled to priority in payment under Section 507(a)(8) of the Bankruptcy Code. The aggregate amount of priority tax claims as reflected in proofs of claim filed by taxing authorities, or, in the event that no proof of claim was filed, in the Debtor's Schedules, is approximately $1,050,000 (excluding duplications). That amount, however, may later increase by virtue of claim amendments following the completion and filing of delinquent tax returns for years preceding the Petition Date, particularly for the year ending

December 31, 1996. The Debtor estimates that of all such amounts, approximately between $200,000 and $400,000 will be allowed, based upon its preliminary analysis of the claims.(4)

           The difference between the aggregate amount of asserted tax claims and the Debtor's estimated range of those claims that will eventually be allowed arises largely from disputes regarding claims filed by the California Franchise Tax Board in the amount of $580,165.60, by the Comptroller for the State of Texas in the amount of $344,848.45 and by the Internal Revenue Service in the amount of $115,873.20. The Debtor believes most filed priority tax claims will be disallowed or reduced substantially, resulting in the estimated range of allowable tax claims mentioned above.

           2. CLASS A -- OTHER PRIORITY CLAIMS. Priority claims within Class A are certain non-tax claims incurred by the Debtor prior to the commencement of the Chapter 11 Case which are entitled to priority in accordance with Sections 507(a)(2), (3), (4), (5), (6) or (7) of the Bankruptcy Code. Such claims include
(i) unsecured claims for accrued employee compensation earned within ninety days prior to commencement of the Chapter 11 Case to the extent of $4,000.00 per employee and (ii) contributions to employee benefit plans arising from services rendered within 180 days prior to the commencement of the Chapter 11 Case, but only for each such plan to the extent of (x) the number of employees covered by such plan



----------
(4) The increment between the high and low ends of that range depends largely upon potential income tax liabilities for the year 1996, which are as yet undetermined, but which may ultimately equal as much as $200,000.

multiplied by $4,000.00, less (y) the aggregate amount paid to such employees from the estates for priority wages, salaries and commissions.

           The Debtor estimates that the allowed amount of Class A priority claims will be approximately $35,000, all arising from employee wage and benefit obligations incurred by the Debtor shortly before the Petition Date. Actual claims filed by creditors asserting priority status are in an aggregate, approximate amount of $150,000, but of that amount, the Debtor believes that at least $100,000 is either overstated or not entitled to priority treatment, resulting in the lesser estimated amount mentioned above.

           Pursuant to the Plan, allowed Class A priority claims will be paid in full, and, in the Debtor's view, are thus unimpaired. As such, the holders of Class A claims are conclusively presumed to have accepted the Plan. Payment of such claims, to the extent allowed, will occur on the latest of the following dates: (a) on, or as soon as practicable after, the Effective Date, or such later date as to which the claimant may consent; (b) on the date when the claim becomes due, according to applicable contractual, statutory or other terms; or
(c) once an order of the Bankruptcy Court allowing the claim becomes final, if the claim is disputed.

           3. CLASS B -- SECURED CLAIMS. Class B consists of all secured claims, that is, claims secured by valid, perfected and enforceable liens or security interests encumbering assets of the Debtor. To the best of the Debtor's knowledge, the only secured claims, if there are any at all, consist of (a) the claim of Wells Fargo Bank in the approximate principal amount of $252,000, secured by the bank's certificate of deposit issued in conjunction with the Debtor's former Newark real property lease, described hereinabove; and (b) warehouse, mechanics' or other possessory liens asserted by certain of the Debtor's suppliers, vendors or materialmen, including the disputed liens asserted by JMR and A&S.

           In all, exclusive of claims of equipment lessors, claims have been filed by creditors asserting security interests in an aggregate, approximate amount of $670,000. However, secured creditors are not required to file claims in order to preserve their lien rights, and in particular, Wells Fargo Bank, holding a lien against $252,000 of funds of the Debtor, has not filed a claim. The Debtor estimates that the only secured claims that will be ultimately allowed are those of Wells Fargo Bank in the above-stated amount and the lien claims of JMR and A&S, but only to the extent that those claims survive challenge by the Debtor.

           By an order of the Bankruptcy Court issued on November 21, 1997 at the Debtor's request, the disputed lien claims of JMR and A&S have been limited to sale proceeds in the aggregate, approximate amount of $135,000, subject to the Debtor's challenges; the Debtor believes that the actual amounts of JMR's and A&S's valid liens may be considerably less, and may in fact be zero. Nonetheless, as a matter of conservative estimation for purposes of this Disclosure Statement, and without waiving any rights with respect thereto, the Debtor estimates aggregate allowed secured claims within Class B to be approximately $390,000, based upon the foregoing.

           All secured claims within Class B, to the extent allowed, will be unimpaired, in accordance with the provisions of Section 1124 of the Bankruptcy Code, as follows: As to each such claim, the reorganized Debtor or the Distribution Agent (depending upon whether the collateral is a Hammer Asset or a Non-Hammer Asset) will either (a) cure any defaults and reinstate the obligations, going forward on normal contractual terms; (b) pay the claim in full in exchange for a full release of liens; or (c) abandon to the creditor the collateral securing the claim. The particular treatment of each such claim will be set forth in Schedules 4.2(A) and 4.2(B) to be filed and served by the Debtor and the Preletz Group, respectively, no less than five Business Days prior to the commencement of the Confirmation Hearing.

           Any holder of a Secured Claim that is not reinstated may assert an unsecured deficiency claim, if any, within Class C or D by filing and serving a claim therefor no later than 30 days following the Effective Date, subject to any timely objections that may be asserted by parties in interest.

           4. CLASS C -- CONVENIENCE CLAIMS. Class C claims are impaired by the Plan, and therefore are entitled to vote to accept or reject the Plan. Class C claims consist of allowed claims that are equal to, less than, or reduced to, $3,000.00, which the Plan treats separately for administrative convenience. Claimants may elect to be within or without Class C by the following procedure:

Claims of $3,000.00 or less will automatically be classified within Class C unless the holder of such claim elects in writing to opt out of the class, in which case such claim will be within Class D; holders of claims greater than $3,000.00 may elect in writing to reduce their claims to the amount of $3,000.00 and be treated within Class C, in which event the claim amount in excess of $3,000.00 will be deemed fully waived. In either case, written elections must be made by completing the appropriate information and box within the Ballot and returning the Ballot in the manner and within the deadline stated thereon.

           Under the terms of the Plan, each holder of an allowed claim within Class C will receive a payment from the Distribution Estate in an amount equal to ten percent (10%) of the allowed amount of the claim. The payment will be made within 60 days following the Effective Date, or upon final resolution of any disputes as to the claim, whichever is later. The Debtor anticipates that holders of approximately 340 allowed claims, in an aggregate amount of approximately $360,000 (before required reductions), will elect to be within Class C, and that the distributions thereon will be approximately $34,000. Those amounts assume that holders of claims of up to $4,000.00 will elect to reduce their claims to be within Class C.

           5. CLASS D -- GENERAL UNSECURED CLAIMS. Class D consists of all allowed claims that are unsecured and not in any other designated class. Such claims include claims of the Debtor's trade vendors and suppliers, claims arising from product warranties and related obligations of the Debtor with respect to the purchase and use of Non-Hammer products, claims arising from the rejection of leases of equipment or other real or personal property and other executory contracts. Class C claims also include claims arising under the Debentures and Notes described above.

           The Debtor estimates that the aggregate amount of all allowed claims within Class D, including the aforementioned Debentures and Notes, will be approximately $30,000,000 (after elimination of Class C claims), although the amount may be higher or lower once all proofs of claim are filed, reviewed and resolved. The aggregate amount of all claims asserted in Class D, as reflected in proofs of claim filed by creditors, or, in the event no proof of claim was filed, in the Debtor's Schedules, is approximately $40,000,000, excluding claims for which no amounts were specified and otherwise unliquidated claims. The Debtor's estimates of allowed claims is based only upon its preliminary analysis of the claims, and may change as further analysis is made.

           Claims within Class D will be impaired by the Plan, and thus Class D claimants are entitled to vote to accept or reject the Plan, based upon the following treatment:

           Holders of Allowed Claims within Class D will receive pro-rata distributions of funds from the Distribution Estate on a periodic basis, as funds become available for such distributions, beginning no later than June 30, 1998. Each distribution will be made from available funds after accounting for reserves for disputed claims, anticipated administrative costs and any other payments not yet made but required by the terms of the Plan. Some of the particular provisions of the Plan affecting those distributions are as follows:

           - Notwithstanding certain subordination terms set forth in the Debentures (which the Debtor believes are inoperative), there will be no subordination between claims arising from Notes and claims arising from Debentures, all of which claims will be treated as Class D claims, to the extent allowed, on a pari passu basis (Plan, Sec. 5.2.3).

           - A portion of the stock of the reorganized Debtor, the Reorganized Shares as described in Section V(B)(2) hereinbelow, will be distributed among holders of allowed claims within Class D on a pro-rata basis, with each share deemed to have a value of $0.325 for purposes of calculating distributions. No fractional shares will be issued, and the Plan provides for rounding to whole numbers and disposition of any remainder shares held by the Distribution Estate after stock distributions have been completed (Plan, Sec. 5.2.4).

           - Some claims within Class D may be subject to subordination to other claims within Class D, either in part or in whole, by order of the Bankruptcy Court. All parties will be deemed to have preserved their right to assert rights to such subordination within Class D, other than as follows: Any right to subordination between claims under Debentures and Notes as described above shall be deemed to have been waived and released, and all such claims shall be deemed to be within Class D on a pari passu basis as between each other. All such claims of subordination will be settled by the Plan's terms (Plan, Secs. 5.2.3 and 5.2.5).

           - Certain specific provisions, set forth in Section 5.2.6 of the Plan, pertain specifically to claims arising from Debentures or Notes, which provisions provide for the cancellation of such securities in exchange for distribution rights under the Plan, a record date for purposes of voting and distributions, and procedures for claims that may be asserted by indenture trustees for compensation, indemnification and reimbursement (Plan, Sec. 5.2.6).

           The Debtor estimates that distributions upon allowed claims within Class D will be in an aggregate amount that is approximately

17.10 percent of the total amount of such allowed claims, based upon the analysis set forth in EXHIBIT "F" attached hereto. That estimate is of course subject to change based upon events and claims resolutions that cannot be accurately predicted at this time, including the outcome of causes of action against third parties on behalf of the Distribution Estate, resolution of disputes regarding claims asserted against the Distribution Estate, the effect of assumptions or rejections of executory contracts for which claims have not yet been asserted and the like. Also, the Debtor believes that distributions upon such allowed claims will occur over a period of time, spanning at least one to two years, and no attempt has been made to determine the present value of such distributions.

           6. CLASS E -- STOCK INTERESTS. Class E consists of all Interests in the Debtor, meaning all shares of the Debtor's common stock and all options, warrants and other rights affecting the Debtor's stock or equity interests.

           On the Effective Date, all existing shares of the Debtor will be cancelled and all options, warrants and other rights affecting such stock will be terminated. All Interests (including Rescission Claims, which are primarily claims arising from the rescission or breach of contracts for purchase or sale of stock, together with related claims) shall be deemed fully and finally released and discharged entirely. No distributions will be made upon any Interests, either by the Distribution Estate or by the reorganized
Debtor. Thus, holders of Interests within Class E are deemed to have rejected the Plan, because they will receive and retain nothing under the Plan's terms.

           The Plan provides for no distribution to holders of Interests because the Debtor has determined, through review of its assets and liabilities and in consultation with its advisors, that the aggregate value of the Debtor's assets is exceeded, by a large amount, by the sum of allowable claims against the Debtor. As a result, there is no present equity in the Debtor and, in the Debtor's view, all present shares of stock of the Debtor are worthless.

B. RECAPITALIZATION OF THE DEBTOR

           On the effective date of the Plan (which will occur within 30 days following the Plan's confirmation), the Debtor will be reorganized and will emerge from bankruptcy with a new capital structure and working capital which its management believes is sufficient to return the company to profitability, through support of its Hammer product line and related operations. The recapitalization necessary for that reorganization will occur as follows:

           1. REVESTING OF ASSETS. On the Plan's effective date, all assets related to the Hammer product line, as defined in detail in Section 7.3.1 of the Plan and known as the "Hammer Assets," will be revested in the reorganized Debtor as the core of its ongoing business. All other assets of the Debtor will vest in the Distribution Estate, as described below. In exchange for the Hammer Assets, the reorganized Debtor will issue a portion of its stock to the Distribution Estate, for distribution to creditors, as described below.

           As defined within the Plan, "Hammer Assets" include essentially all of the Debtor's intellectual property rights remaining after disposing of the Raidion product line (including the Debtor's Hammer technology, its Gandiva technology, the video disk recorder technology described in Section III(D)(2) above and all other intellectual property rights related to the Hammer product line, but not including the video server technology described in Section III(D)(1) above), all inventory and equipment used in the Hammer product line, all cash (other than restricted funds) as of the Plan's effective date, certain executory contracts and secured assets which the reorganized Debtor elects to assume and cure, any and all causes of action necessary to preserve the benefit and protection of other Hammer Assets,(5) and other related assets. As used in the Plan, the term "Non-Hammer Assets" refers to all assets of the Debtor immediately preceding the Plan's effective date other than Hammer Assets.

           2. REORGANIZED SHARES. On the Plan's effective date, the reorganized Debtor will issue the following new shares of common stock, or "Reorganized Shares": 3,500,000 Reorganized Shares to the Distribution Estate for distribution to creditors; 2,000,000 Reorganized Shares to participating creditors in the Creditors'


----------

(5) As of the date of this Disclosure Statement, the Debtor is unaware of any events or actions that would give rise to any such causes of action.

Rights Offering described below, in exchange for cash contributions of $650,000; and 2,000,000 Reorganized Shares to the Preletz Group in exchange for a cash contribution of $650,000. Also, as set forth in detail in the Plan, the reorganized Debtor may issue additional Reorganized Shares, up to a total of 20,000,000 outstanding Reorganized Shares, for new cash consideration or as employee stock options or incentive bonuses, all within the limitations and restrictions set forth in the Plan. In this manner, existing creditors of the Debtor will collectively own a substantial portion of the equity of the reorganized Debtor, and will have an opportunity to benefit from any appreciation in value of the reorganized Debtor, if it occurs, while the Debtor, as reorganized, will be newly capitalized, with working capital which the Debtor believes will be sufficient to return its operations to profitability.

           3. CREDITORS' RIGHTS OFFERING. As set forth in Section 8.2 of the Plan, a portion of the Reorganized Shares (the "Subscription Reorganized Shares") will be issued in conjunction with a Creditors' Rights Offering available to all existing creditors of the Debtor that are within Class D of the Plan. Through the procedures set forth in said Section 8.2, existing creditors will have an opportunity to acquire Reorganized Shares for new cash contributions at the same per-share price as the Preletz Group, and on a pro-rata basis among them. United Equities, holding claims of approximately $2.5 million arising from Debentures, has agreed to participate in the offering subject to the terms and conditions described in the Plan, by committing to purchase its allocable portion of the Subscription Reorganized Shares plus whatever Subscription Reorganization Shares are not purchased in accordance with the terms of the Creditors' Rights Offering by any other creditors.

           In order to participate in the Creditors' Rights Offering, each creditor must elect to do so in the space provided therefor in the Ballot which accompanies this Disclosure Statement and the Plan and returning the Ballot within the time frame, and in the manner, stated on the face of the Ballot. Each eligible claimant will be entitled to subscribe for a proportionate share of 2,000,000 Reorganized Shares based upon all, but not less than all, of such claimant's claim, all as set forth more fully in Section 8.2 of the Plan. All determinations of eligibility, proportionate share, timeliness of election and share calculations will be made by the Committee and shall not be subject to challenge.

           As stated, in order to participate in the offering, eligible creditors must timely elect to do so by completing the appropriate space on the Ballot and returning the Ballot in a timely manner. Thereafter, those participating claimants will be required to timely deposit their subscription payments in cash with the Committee's counsel, upon notification of the timing and amount thereof, and such counsel will hold all such deposits in trust in a segregated account pending the effectiveness of the Plan. All creditors who are interested in so subscribing should read the details of Section 8.2 carefully in all respects.

           4. CORPORATE GOVERNANCE. Following the Plan's effective date, the reorganized Debtor will be free of the constraints of the chapter 11 process, but will be subject to certain rules of corporate governance set forth in
Section 8.3 of the Plan. In particular, the Preletz Group will be allowed to maintain full operational control over the reorganized Debtor for at least three years following the Plan's effective date, and will have full control over the appointment, compensation, employment and retention of the reorganized Debtor's senior management. In addition, the Preletz Group will be entitled to select, remove and replace three of the reorganized Debtor's five directors for the first three years following the Plan's effective date, but no extraordinary nonoperational actions, such as mergers or consolidations, sale of substantial portions of assets or commencement of a succeeding bankruptcy case, will be permitted without the consent of the holders of a majority of issued and vested Reorganized Shares.

           Among other details of corporate governance, the reorganized Debtor will provide rent-free space for storage of assets, books and records of the Distribution Estate at least until October 1, 1998; certain officers of the reorganized Debtor will provide services to the Distribution Estate free of charge in order to assist in the disposition of remaining assets within such estate, at the discretion of the Distribution Agent; and the reorganized Debtor will use its best reasonable efforts to maintain registration and public listing of its shares, within certain constraints set forth in the Plan.

C. DISTRIBUTION ESTATE

           As of the Plan's effective date (or, as defined in the Plan, the "Effective Date"), all assets that will not be revested in the reorganized Debtor, that is the "Non-Hammer Assets," will be retained and vested in a Distribution Estate created for the benefit of creditors. The Distribution Estate will be maintained and administered by a Distribution Agent, under the monitoring and governance of the Committee, which will continue to operate after such effective date. The Distribution Agent will be selected by the Committee, and shall manage the Distribution Estate subject to the following provisions of the Plan, among others:

           - The Distribution Agent will serve at the pleasure and direction of the Committee, which will be entitled to terminate and replace the Distribution Agent at any time (Plan, Sec. 7.7.3).

           - It shall be the Distribution Agent's duty to dispose of all assets of the Distribution Estate and to resolve all claims against that estate, at the instruction of the Committee and in a manner reasonably intended and designed to maximize recoveries by creditors, and the Distribution Agent shall report regularly and in detail to the Committee with regard to the status of the administration of such estate (Plan, Sec. 7.8.2).

           - The Distribution Agent will be authorized to sell assets with the Committee's approval but without other notice, provided that the gross purchase price of each such sale does not exceed the sum of $50,000. For other dispositions, including larger sales and any compromises of disputes, the Distribution Agent will be authorized to implement such dispositions only with the approval of the Committee and either (a) in the absence of a timely written objection received within five Business Days following written notice to certain parties within a

                     "Postconfirmation List,"(6) or (b) in the event of such timely written notice, upon approval by the Bankruptcy Court on no less than five Business Days' notice of a hearing thereon (Plan, Sec. 7.8.3).

           - Disbursements will be made to creditors by the Distribution Agent from time to time as directed by the Committee, with appropriate reserves for existing and anticipated administrative expenses as well as reserves for disputed claims (Plan, Secs. 7.8.5 and 7.8.6).

           - Both the Distribution Agent and the Committee will be authorized to retain professionals in order to assist in their respective obligations and rights under the terms of the Plan, with the Committee's approval, and in particular, the Distribution Agent will be entitled to retain the Debtor's present bankruptcy counsel and the Committee's present counsel without further order of the Bankruptcy Court, and the Committee will be authorized to continue to retain its counsel without further order of the Bankruptcy Court. Fees and expenses of the Distribution Agent, the Committee and their respective professionals earned or accrued on or after the Plan's effective date, together with quarterly fees owing to the United States Trustee, will be paid periodically from the Distribution Estate (Plan, Secs. 7.9.2 and 7.10).

           - Fees and expenses other than those owing to the United States Trustee will be paid only upon ten Business Days' notice to parties within the Postconfirmation List, either absent written objections or upon approval by the Bankruptcy Court in the event of timely objections (Plan, Sec. 7.10.2).


----------

(6) For these purposes and for all other purposes under the Plan, the term "Postconfirmation List" refers to the United States Trustee, the Reorganized Debtor and its counsel, the Distribution Agent and his or her counsel, the Committee and its members and counsel, and those parties who, subsequent to the Plan's confirmation, file with the Bankruptcy Court and serve upon the aforementioned parties and counsel requests for special notice; provided that some parties may be removed from the list from time to time either by consent or by order of the Bankruptcy Court on notice, based upon a showing that such parties no longer hold material interests or claims in the Chapter 11 Case.

D. DISCHARGE AND EXCULPATION

           Under the terms of the Plan, the reorganized Debtor will be fully discharged of all debts accruing prior to the Plan's effective date, and the effectiveness of the Plan shall operate as a permanent injunction against asserting such obligations against the reorganized Debtor, except for those obligations which the reorganized Debtor expressly assumes under the terms of the Plan. Such assumed obligations will include the following: (a) certain Ordinary Course Expenses, as described hereinabove; (b) all claims for warranty, return, refund, product defect and the like, to the extent arising from the purchase of Hammer products; (c) rent obligations with respect to the Debtor's new Newark office lease, to the extent set forth in the Plan; (d) any obligations which the Preletz Group elects to assume with respect to the cure and reinstatement or satisfaction of secured claims; and (e) any cure payments and ongoing obligations which the reorganized Debtor elects to assume with respect to executory contracts affecting Hammer Assets. In all other respects, the effectiveness of the Plan shall operate as a complete and final discharge, release and satisfaction of all claims that might be asserted against the Debtor at any time prior to the Plan's effective date, whether those claims are known or unknown, matured or contingent, liquidated or unliquidated.

           In addition, the Plan's effectiveness will operate to release any claims which the Debtor's estate may have against the Debtor, the Preletz Group, the Committee, members of the Committee and each



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

of their present officers, directors, agents, advisors, attorneys or accountants or any claim arising out of or in connection with an act or failure to act in connection with rights and duties related to the Chapter 11 Case, except any claims expressly created or preserved under the terms of the Plan or related documents. The Debtor knows of no claims against such parties at the present time.

           Also, the Plan provides that actions taken by the Committee or by the Distribution Agent, or their respective representatives, agents and counsel, in implementing the terms of the Plan following the Plan's effective date will be deemed to be within the scope of duties and functions set forth in Sections 1103 and 1107 of the Bankruptcy Code. As such, and absent willful misconduct or gross negligence, each of such parties will be immune from challenge or liability for actions taken or not taken during the course of such Plan implementation.

E. EXECUTORY CONTRACTS

           Article VI of the Plan provides for treatment of executory contracts, including unexpired leases, to which the Debtor is a party as of the Plan's effective date and which were entered into by the Debtor prior to the commencement of the Chapter 11 Case. In summary form, all such executory contracts will be deemed rejected unless they are assumed by specific provision of the Plan, by a separate order of the Bankruptcy Court or by a schedule of assumed contracts (the "Schedule 6.2.1") to be filed by the Debtor no later than ten days prior to the commencement of the Confirmation Hearing. To the extent that executory contracts are rejected, claims arising from such rejection must be filed no later than 30 days following the Plan's effective date (or earlier if the Bankruptcy Court or Bankruptcy Code establishes an earlier deadline), and all such rejection claims will be classified and treated within Classes C or D, to the extent allowed.

           To the extent that Schedule 6.2.1 identifies a contract to be assumed, such schedule will indicate whether the contract is to be assumed by the reorganized Debtor (with respect to Hammer Assets) or by the Distribution Estate (with respect to Non-Hammer Assets), and will identify the amount of any monetary default that must be cured in order to effectuate such assumption. Any party to a contract identified in such schedule who disputes the cure amount set forth therein will be required to file and serve an objection thereto within five Business Days following the Plan's confirmation, absent which any amount of cure in excess of the amount set forth in said Schedule 6.2.1 will be deemed discharged and barred. Payment of all allowed cure amounts will be made by the assuming party (the reorganized Debtor or the Distribution Agent) on the Plan's effective date, on such later date as such cure becomes due under applicable terms, or when a final order determining the cure amount is entered, as to any disputed portions of such cure amounts.

F. OTHER PROVISIONS

           Parties in interest are urged to review the entire Plan fully and carefully, particularly with respect to many details not fully addressed herein. The following is a summary, but not a comprehensive listing, of some of the remaining details of the Plan not described hereinabove:

           - All causes of action owned by the Debtor prior to the Plan's effective date shall be deemed fully preserved, and except as to those causes of action relating to the benefit or protection of Hammer Assets, all such causes of action shall vest in the Distribution Agent as of the Plan's effective date. It will be the Liquidation Agent's responsibility, in consultation with the Committee, to prosecute all such causes of action to the extent beneficial to the Distribution Estate (Plan, Sec. 7.6).

           - The Preletz Group has agreed to invest in the reorganized Debtor as described elsewhere herein with the proviso that it may withdraw from that commitment, upon ten days' notice, in the event of a material adverse change in the operations or business of the Debtor's Hammer product line prior to the Plan's effective date. The Plan provides, in Section 7.2.3 and elsewhere, that in the event of such withdrawal, the Plan will nonetheless become effective and all assets of the estate, including those that would otherwise have constituted Hammer Assets, will vest in the Distribution Estate and will be liquidated for the benefit of creditors (Plan, Sec. 7.2.3).

           - Section 11.5 of the Plan provides for noticing of certain parties, including the Debtor, the Preletz Group, the Committee and the Distribution Agent, and any notices required by other provisions of the Plan will not be considered complete unless the notice procedures of such
                     Section 11.5 have been satisfied (Plan, Sec. 11.5).

           - Exhibit "A" attached to the Plan sets forth the meaning of a number of defined terms of the Plan, and it is important to review such definitions in order to fully understand the ramifications of terms and conditions set forth in the Plan (Plan, Ex. "A").

                           VI. CONFIRMATION PROCEDURE

A. SOLICITATION OF VOTES

           In accordance with Section 1124 of the Bankruptcy Code, the Claims and Interests in Classes C, D and E of the Plan are impaired. The holders of Claims in Classes C and D are entitled to vote to accept or reject the Plan, and the holders of Interests are deemed to have voted to reject the Plan. The holders of Allowed Claims in Classes A and B are unimpaired, and are deemed to have accepted the Plan.

           As to classes of claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that have timely voted to accept or reject a plan. A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

           Any creditor within Classes C or D (i) whose claim has been listed by the Debtor in the Schedules filed with the Bankruptcy
Court (provided that such claim has not been scheduled as disputed, contingent or unliquidated), or (ii) who filed a proof of claim within any other applicable period of limitations, or with leave of the Bankruptcy Court, which claim or vote is not the subject of an objection, is entitled to vote.

B. THE CONFIRMATION HEARING

           The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled before the Honorable Dennis Montali, United States Bankruptcy Judge at the United States Bankruptcy Court, 235 Pine Street, Courtroom 22,
San Francisco,

California, at a date and time identified in a notice accompanying this Disclosure Statement. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing. Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or number of shares of stock of the Debtor held by the objector. Any such objection must be filed and served in the manner and timing set forth in a notice accompanying this Disclosure Statement.

C. CONFIRMATION

           At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of Section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is (i) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) feasible, and (iii) in the "best interests" of creditors and stockholders which are impaired under the plan.

           1. ACCEPTANCE. Classes C and D of the Plan are impaired under the Plan and are entitled to vote to accept or reject the Plan. The Debtor reserves the right to seek nonconsensual confirmation of the Plan under Section 1129(b) of the Bankruptcy Code with respect to either such Class if it rejects the Plan. In addition, as stated, Class E is deemed to have voted to reject the Plan, and the Debtor will seek nonconsensual confirmation of the Plan under Section 1129(b) of the Bankruptcy Code with respect to that Class.

           2. NONCONSENSUAL CONFIRMATION. In order to obtain nonconsensual confirmation of the Plan, the Debtor must demonstrate to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, nonaccepting Class. The Bankruptcy Code provides nonexclusive definitions of the term "fair and equitable," including the following:

                     a. UNSECURED CREDITORS. For a class of unsecured claims, either (i) each impaired unsecured creditor within the dissenting class receives or retains under the plan property of a value equal to the amount of its allowed claim, or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive or retain any property under the plan.

                     b. EQUITY INTERESTS. For classes of equity interests, either (i) each holder of an equity interest will receive or retain under the Plan the value or fixed preference or redemption price, whichever is higher, or (ii) no classes of claims or interests junior to such equity interests receive or retain any property under the plan.

           The Debtor believes that the Plan and the treatment of all Classes of Claims and Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

           3. FEASIBILITY. The Bankruptcy Code also requires that, as a prerequisite to confirmation of a plan, the plan proponent demonstrate that confirmation is not likely to be followed by a liquidation or the need for further financial reorganization, unless such liquidation or reorganization is contemplated by the plan. As set forth in Section X(A) hereinbelow, the Debtor believes that no liquidation or further reorganization, other than that which is expressly contemplated by the Plan, will be required, and that the Plan therefore satisfies the feasibility requirements of the Bankruptcy Code.

           4. BEST INTERESTS TEST. The Bankruptcy Code also requires, as a prerequisite to confirmation of a plan, that with respect to each impaired class of claims or interests, each holder of a claim or interest either (i) accepts the plan or (ii) receives or retains under the plan property of a value, as of the effective date, that is not less than the amount that such holder would receive or retain if the Debtor were liquidated under chapter 7 of the Bankruptcy Code.

           With respect to the Plan, Classes C, D and E are impaired, and the Debtor believes that the Plan satisfies the foregoing "best interests" test as to each such class. As set forth in Section X(B) hereinbelow, the Debtor believes that in a chapter 7 liquidation of the Debtor's estate, there would be no recovery at all for holders of equity interests (shareholders), and that the net distribution to unsecured creditors would be less than is contemplated under the terms of the Plan. Therefore, the Debtor believes that holders of Allowed Claims within Classes C and D will likely receive greater distributions under the Plan than they would in a chapter 7 liquidation, and that shareholders within Class E will do no worse under the Plan than they would in a chapter 7 liquidation, because they would receive no distribution in either event.

D. CONSUMMATION

           Under the terms of the Plan, its provisions will become binding and effective as of an Effective Date, as defined within Exhibit "A" attached to the Plan. Pursuant to that definition, the Plan's effective date will occur within 30 days following the Plan's confirmation (or later in the event of a Court-imposed stay of implementation), on a date jointly selected by the Debtor, the Committee and the Preletz Group. The Debtor presently anticipates that the Effective Date will occur prior to June 30, 1998.

                    VII. MANAGEMENT OF THE REORGANIZED DEBTOR

           As of the Plan's effective date, the management, control and operation of the reorganized Debtor will become the general responsibility of its Board of Directors, subject to the governance provisions summarized in
Section X(B)(4) hereinabove. Senior management of the reorganized Debtor will be subject to the following:

A. COMPOSITION OF THE BOARD OF DIRECTORS

           The Board of Directors of the reorganized Debtor will consist of five directors, including Michael O. Preletz (the Chief
Executive Officer of the Debtor), Chapman A. Stranahan (the
Debtor's Assistant C.E.O.) and other individuals to be selected.
As stated, the Preletz Group will be entitled to select, remove and replace three of those five directors at all times during the first three years following the Plan's effective date.

B. IDENTITY OF OFFICERS

           It is currently anticipated that the present officers of the Debtor will continue in their current positions as the officers of the reorganized Debtor, at least initially. Set forth below is the name and position with the Debtor of each current officer, together with a brief description of each officer's employment history:

           MICHAEL O. PRELETZ, CHIEF EXECUTIVE OFFICER. Mr. Preletz joined the Debtor as a director and chief executive officer on March 24, 1997, following the resignation of J. Larry Smart. Mr. Preletz has over 35 years of experience as a successful turnaround expert for companies in the high technology industry. He has held senior management positions with a number of companies and has overseen the restructuring of Redcor (which later became Silicon General), Magnuson Computer (which was later acquired by Storage Technologies), Zymed Medical, Rexon Corporation, ADAC Laboratories, Visual Technology and Read-Rite Corporation.

           CHAPMAN A. STRANAHAN, PRESIDENT AND CHIEF OPERATING OFFICER. Mr. Stranahan joined the Debtor in August 1997 as part of the restructuring team. Mr. Stranahan has over 20 years' experience in helping small and mid-sized high technology companies grow and expand. He has held management positions in the areas of sales and marketing, operations and quality control. Prior to joining the Debtor, Mr. Stranahan held various positions with TRW Semiconductors, Silicon General, Wangtek, Read-Rite Corporation, and most recently with Technistar.

           MARK R. KOZIOL, EXECUTIVE VICE PRESIDENT. Mr. Koziol joined the Debtor in June 1997 as part of the turnaround team. Mr. Koziol currently is responsible for sales and marketing, service and engineering. Mr. Koziol has nearly 20 years' experience in the storage subsystem market. He has held management positions in sales, marketing and engineering. Prior to joining the Debtor, Mr. Koziol held various senior management positions with Unisys, Memorex Telex, Storage Dimensions, and most recently with Sandisk Corporation.

           GEORGE D. OLIVA, VICE PRESIDENT OF FINANCE AND ADMINISTRATION. Mr. Oliva joined the Debtor in August 1997 as part of the turnaround team. Mr. Oliva has over 10 years of experience in high growth, high technology public companies. He has held a variety of senior financial positions, several of which were within the disk drive or data storage industry. Prior to joining the Debtor, Mr. Oliva held positions with Conner Peripherals, Read-Rite Corporation, KLA Instruments, DSC Communications and Arthur Andersen & Company.

C. COMPENSATION OF EXECUTIVE OFFICERS

           Whereas no final determination has yet been made, it is presently contemplated by the Debtor that the reorganized Debtor's executive officers will receive the following annual salaries, exclusive of incentive bonuses and stock option plans that may be implemented in accordance with the terms of Sections
8.1.4 and 8.1.5 of the Plan:


             Michael O. Preletz              $300,000
             Chapman A. Stranahan            $120,000
             Mark R. Koziol                  $185,000
             George D. Oliva                 $120,000

D. COMPENSATION OF DIRECTORS

           Whereas no final determination has yet been made, it is presently contemplated by the Debtor that the reorganized Debtor's outside directors (i.e., those directors who are not also officers or employees of the Debtor), will receive compensation equal to $1,500 for each meeting of the Board of Directors which they attend, plus compensation at the rate of $100 per hour for other services rendered, and that inside directors will receive no compensation therefor other than the compensation agreed upon by the Debtor with respect to their roles as officers or employees.

           VIII.     APPLICABILITY OF CERTAIN FEDERAL AND OTHER
                     SECURITIES LAWS TO THE REORGANIZED SHARES
                     DISTRIBUTED UNDER THE PLAN

           The issuance of the Reorganized Shares under the Plan raises certain securities law issues under the Bankruptcy Code and federal and state securities laws which are discussed generally in this

Section. This Section should not be considered applicable to all situations. ANY RECIPIENT OF SECURITIES PURSUANT TO THE PLAN SHOULD SATISFY ITSELF THROUGH CONSULTATION WITH ITS OWN LEGAL ADVISORS AS TO WHETHER OR NOT RESALES OR OTHER TRANSACTIONS WITH RESPECT TO SECURITIES ISSUED PURSUANT TO THE PLAN ARE LAWFUL UNDER THE FEDERAL AND STATE SECURITIES LAWS.

A. INITIAL ISSUANCE OF REORGANIZED SHARES

           Section 1145 of the United States Bankruptcy Code ("Section 1145") provides that the securities registration and/or licensing requirements of federal and state securities laws do not apply to the offer or sale under a plan of reorganization of a security of the debtor, or its successor (i) in exchange for a claim against the debtor; or (ii) principally in such exchange and partly for cash or property.

           Section 11.2 of the Plan provides that the 3,500,000 Reorganized Shares to be issued to the Distribution Estate pursuant to Section 8.1.1 of the Plan (the "Creditors' Estate Shares"), as well as the subsequent distribution from the Distribution Estate to various creditors pursuant to Section 5.2.4, and the 2,000,000 Reorganized Shares to be issued to Participating Creditors pursuant to Sections 8.1.2 and 8.2 of the Plan (the "Subscription Reorganized Shares"), will be issued and distributed principally in exchange for the discharge of, and in exchange for, claims against the Debtor and partly for cash. Accordingly, the issuance of the Creditors' Estate Shares and the Subscription Reorganized Shares will be exempt from the registration and/or licensing requirements of federal and state securities laws pursuant to Section 1145.

           However, the Plan provides that the other proposed issuances of Reorganized Shares, as set forth in Sections 8.1(a), 8.1.3, 8.1.4 and 8.1.5 of the Plan (namely, 2,000,000 shares to be issued to the Preletz Group (the "Preletz Group Shares"), 2,500,000 shares to be issued to recipients of "Employee Stock Options (the "Option Shares") and up to 10,000,000 additional Reorganized Shares to be issued as options or in connection with new capital investments by the Preletz Group or third parties (the "Additional Shares")) will not be deemed to be exempt from registration and/or licensing pursuant to
Section 1145.

           The Debtor believes that alternative exemptions from registration are available for the proposed issuance of the Preletz Group Shares and the Option Shares under the Plan. Furthermore, prior to issuance, the Reorganized Debtor intends to confirm the availability of appropriate exemptions from registration for the Additional Shares or seek registration of such Additional Shares, in the discretion of management.

B. RESALE OF REORGANIZED SHARES

           THE FOLLOWING DISCUSSION APPLIES TO THE RESALE OF REORGANIZED SHARES THE INITIAL ISSUANCE OF WHICH WAS EXEMPT FROM REGISTRATION AND/OR LICENSING PURSUANT TO SECTION 1145. ALL OTHER CATEGORIES OF RECIPIENTS OF REORGANIZED SHARES WILL BE SUBJECT TO THE RESALE LIMITATIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND/OR APPLICABLE STATE SECURITIES LAWS, AND

SHOULD CONSULT THEIR OWN ADVISORS REGARDING THEIR ABILITY TO RESELL REORGANIZED SHARES ISSUED BY THE REORGANIZED DEBTOR.

           Any person who is not an underwriter within the meaning of Section 1145 of the Bankruptcy Code and who resells Reorganized Shares issued under the Plan need not comply with the registration requirements of the Securities Act or any state registration requirements. The term "underwriter," as used in Section 1145, includes four categories of persons, which are referred to in this Section as (i) "controlling persons;" (ii) "accumulators;" (iii) "distributors;" and
(iv) "syndicators." The treatment of the four types of underwriters and the treatment of dealers is discussed below.

           1. CONTROLLING PERSONS. "Controlling persons" are persons who, after the Effective Date, will have the power, directly or indirectly and formally or informally, to control the management and policies of the Reorganized Debtor. Whether a person has such power is a question of fact which depends on a number of factors, including the person's equity in the Reorganized Debtor relative to other equity holders, and whether the person, acting alone or in concert with others, has a contractual or other relationship to the Reorganized Debtor giving that person power over management policies and decisions. Any stockholder who holds less than 10,000 shares or 1% of the shares of Reorganized Shares outstanding or options to purchase less than 10,000 shares or 1% of the aggregate amount of shares of Reorganized Shares outstanding upon exercise of an option, as calculated in accordance with Rule 13d-3 of the

Securities Exchange Act of 1934, as amended (the "Exchange Act"), generally would not be deemed to control the Reorganized Debtor solely by reason of those holdings.

           If any stockholder's ownership percentage of the Reorganized Shares calculated in this manner is between 1% and 10%, that stockholder may be deemed to control the Reorganized Debtor, depending upon the facts and circumstances of his or her particular situation. Such stockholder should seek the advice of his or her own counsel before reselling any Reorganized Shares.

           Controlling persons are permitted to resell or otherwise dispose of Reorganized Shares only by complying with the registration requirements of the Securities Act, and state "blue sky" laws or pursuant to an exemption therefrom. In order to resell the Reorganized Shares without registration under the Securities Act and without being deemed "underwriters," controlling persons may rely on Rule 144 of the Securities Act ("Rule 144"), which provides a "safe harbor" for the resale of restricted securities. To fall within the "safe harbor," controlling persons must comply with the requirements, including the holding period requirement, set forth in Rule 144.

           2. ACCUMULATORS AND DISTRIBUTORS. "Accumulators" are persons who purchase a claim against the debtor with a view to distribution of any Reorganized Shares to be received under the Plan in exchange for such claim. "Distributors" are persons who offer to sell Reorganized Shares for the holders of such Reorganized Shares. In prior bankruptcy cases, the staff of the

Securities and Exchange Commission (the "SEC") has taken the position that resales by accumulators and distributors of securities distributed under a plan are exempt from the registration requirements of the Securities Act if made in ordinary trading transactions.(7)

           3. SYNDICATORS. "Syndicators" are persons who offer to buy Reorganized Shares from the holders with a view to distribution, under an agreement made in connection with the Plan, with consummation of the Plan or with the offer or sale of Reorganized Shares under the Plan. Resales by syndicators of securities distributed under a plan may or may not be exempt from the registration requirements of the Securities Act if made in ordinary trading transactions. All syndicators should seek the advice of their own counsel before reselling any Reorganized Shares received in the reorganization.

           4. DEALERS. "Dealers" are persons who engage either for all or part of their time, directly or indirectly, as agent, broker, or


----------
(7) A transaction is an ordinary trading transaction if it involves none of the following: (1) concerted action by recipients of plan securities in connection with the sale of plan securities, or concerted action on behalf of one or more such recipients in connection with sales by distributors; (2) use of informational documents concerning plan securities prepared or used to assist in the resale of plan securities, other than a disclosure statement, supplements thereto, if any, and documents filed with the SEC pursuant to the Exchange Act, such as annual and quarterly reports on Form 10-K and Form 10-Q; and (3) special compensation to brokers and dealers in connection with the sale of plan securities designed as a special incentive to resell plan securities, other than the compensation that would be paid pursuant to arm's length negotiations between a seller and a broker or dealer, each acting unilaterally, not greater than the compensation that would be paid for a routine sale of similar securities of a similar issuer.


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
principal in the business of offering, buying, selling or otherwise dealing or trading in securities. The Debtor's market-makers typically would be considered "Dealers" for this purpose. Section 4(3) of the Securities Act exempts transactions in the Reorganized Shares by Dealers taking place more than 40 days after the Effective Date. Within the 40-day period after the Effective Date, transactions by Dealers who are stockbrokers are exempt from the Securities Act pursuant to Section 1145(a)(4) of the Bankruptcy Code, as long as the stockbrokers deliver a copy of the Debtor's Disclosure Statement at or before the time of the transactions.

C. LIQUIDITY IN THE REORGANIZED SHARES

           1. TRADING ON THE OTC. Currently, the Debtor believes it has approximately ten market makers who have registered the Debtor's securities for trading in the Over-the-Counter Market (the "OTC") on the "pink sheets" or the electronic bulletin board of the National Association of Securities Dealers, Inc. Although the securities that currently are trading on the OTC will be canceled pursuant to the Plan, it is possible that market makers could request that the Reorganized Shares be listed for trading on the OTC. Trading on the OTC may provide limited liquidity to stockholders.

           2. THE NASDAQ STOCK MARKET. The Debtor was delisted from the Nasdaq National Market (the "NMS") as of the opening of the market on June 25, 1997. Consequently, the Debtor must submit an application and meet the initial listing criteria to be re-listed on the Nasdaq Stock Market.



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

           For listing on the NMS or the Nasdaq SmallCap Market, the Debtor must meet various requirements, including, but not limited to: market capitalization, total assets, total revenue test, net tangible assets, market value of public float, minimum bid price, market maker and corporate governance requirements. Additionally, Nasdaq generally will not allow a delisted company to be re-listed without having filed at least one Annual Report on Form 10-K and two Quarterly Reports on Form 10-Q.

           Currently, the Debtor does not meet one or more of the NMS listing criteria, and it is likely that the Reorganized Debtor will fail to meet one or more of the listing criteria for the foreseeable future. Until such time as the Reorganized Debtor meets such listing criteria and its shares are approved for listing on a national securities exchange or the Nasdaq Stock Market, stockholders will have limited liquidity.

D. HART-SCOTT-RODINO ACT REQUIREMENTS

           Those that are to receive equity securities under the Plan may have to observe the filing and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). Holders required to make HSR Act filings cannot receive any such distribution of equity securities until the expiration or early termination of the waiting periods under the HSR Act. Such holders should consult their own counsel regarding their potential responsibilities under the HSR Act.


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


                    IX. CERTAIN RISK FACTORS TO BE CONSIDERED

           HOLDERS OF CLAIMS AGAINST THE DEBTOR SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A. OVERALL RISKS TO RECOVERY UPON CLAIMS

           The ultimate recoveries under the Plan to holders of claims (other than those holders who are paid in cash under the Plan) depend upon the realizable value of the Non-Hammer Assets to be sold pursuant to the Plan and the Distribution Estate's Reorganized Shares, as well as the ultimate amount of claims allowed. The securities to be issued pursuant to the Plan are subject to a number of material risks, including, but not limited to, those specified below. Prior to voting on the Plan, each holder of a claim entitled to vote should carefully consider the risk factors specified or referred to below, the exhibits annexed hereto, and all of the information contained in the Plan and exhibits thereto.

B. PROJECTED FINANCIAL INFORMATION

           The projected financial information included in this Disclosure Statement is dependent upon the successful implementation of the business plan upon which the projections are based, and upon the validity of other assumptions contained



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

therein. Those projections reflect numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the reorganized Debtor, industry performance, certain assumptions with respect to competitors of the Debtor, the development of the reorganized Debtor's products, general business and economic conditions, and other matters, most of which are beyond the full control of the Debtor. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial results of the operations of the reorganized Debtor.

C. DIVIDEND POLICY

           The reorganized Debtor does not anticipate that the reorganized Debtor will pay any dividends upon the Reorganized Shares in the foreseeable future. Certain institutional investors may only invest in dividend-paying equity securities or may operate under other restrictions which may prohibit or limit their ability to invest in the Reorganized Shares.

D. LIQUIDITY TO STOCKHOLDERS

           It is unlikely that an active public market for the Reorganized Shares will develop or be sustained upon emergence from bankruptcy. There is no assurance that the company's market makers will request that the Reorganized Shares be listed for trading on the OTC. In addition, there is no assurance as to if or when the Reorganized Debtor will qualify for listing on the NMS or the Nasdaq SmallCap Market.

           Even if the Reorganized Debtor were to meet listing criteria for the NMS or the Nasdaq SmallCap Market, the Reorganized Shares would not be approved for re-listing on the Nasdaq Stock Market without the Reorganized Debtor having filed at least one Annual Report on Form 10-K and two Quarterly Reports on Form 10-Q in accordance with the Exchange Act. Due to the Debtor's financial condition and the unavailability of certain financial information, the company may be unable to complete an audit for the fiscal year ended March 28, 1997. As a result, the Reorganized Debtor would be unable to file its Annual Report on Form 10-K, and consequently would be ineligible for re-listing on the Nasdaq Stock Market until such time as it were able to provide audited financial statements covering at least two full fiscal years. In addition, the Reorganized Debtor would be ineligible for short form registration under Form S-2 or Form S-3, and unable to satisfy the current public information requirement of Rule
144. There is no assurance that the Reorganized Debtor will be able to obtain an audit for the 1997 fiscal year, or that the Reorganized Debtor will be able to obtain relief from the financial statement requirements of the Exchange Act. Furthermore, there is no assurance that the SEC will not take enforcement action against the Reorganized Debtor for failure to comply with financial statement obligations under the Exchange Act.

           Even if the Reorganized Shares were to become publicly traded, the trading price could be subject to wide fluctuations in response to variations in actual or anticipated quarterly operating results,



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

announcements of technological innovations or new products by the Reorganized Debtor or its competitors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price of many high technology companies and which often have been unrelated to the operating performance of these companies.

E. SUBSTANTIAL CONTROL BY OFFICERS,
   DIRECTORS AND CERTAIN SHAREHOLDERS

           Based upon the number of Reorganized Shares that will be outstanding upon the Reorganized Debtor's emergence from bankruptcy, certain officers and directors of the Reorganized Debtor, who may be deemed to be affiliates,(8) will beneficially own in the aggregate approximately 35% of the outstanding Reorganized Shares upon emergence from bankruptcy. As a result, the officers, directors and affiliates of the Reorganized Debtor will retain substantial voting power.

F. KEY PERSONNEL

           The Debtor believes that its success will depend in large part upon its ability to attract and retain highly skilled technical, managerial and sales and marketing personnel, and to retain personnel with expertise in turnaround companies. Competition for such personnel is intense, and the services of qualified personnel are difficult to obtain or replace. The Debtor has from time to time experienced difficulty in locating candidates with appropriate


----------
(8) An affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer.



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

qualifications. There can be no assurance that the Debtor will be successful in attracting and retaining the personnel required to conduct its operations successfully.

                   X. PROJECTIONS AND LIQUIDATION ALTERNATIVES

           Based upon the Debtor's best estimates of the future performance of the reorganized Debtor's business, the prospects for liquidation proceeds of the Debtor's various assets and review of claims asserted against the estate herein, and in consultation with its financial advisors and counsel, the Debtor makes the following estimates of future results of liquidation alternatives:

A. PROJECTED PERFORMANCE

           The Debtor believes that the recapitalization and restructuring of the reorganized Debtor's finances and operations under the terms of the Plan will enable the company to achieve profitability and enhanced revenue over the course of the first few years following the Plan's effective date. In particular, the Debtor believes, based upon what it believes to be reasonable assumptions of future events, that it will achieve revenues of approximately $12 million in 1998, $21 million in 1999, $36 million in 2000 and $82 million in 2001. During those same periods, the Debtor projects a net loss of $154,000 in 1998, and net income of $447,000 in 1999, $1,647,000 in 2000 and $9,011,000 in
2001. For the same periods, and based upon a beginning net equity of $1,300,000, the Debtor projects net equity of $1,146,000 at the end of 1998, $6,594,000 at the end of 1999 (assuming an infusion of



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

approximately $5 million in additional capital in that year), $8,250,000 at the end of 2000 and $17,261,000 at the end of 2001.

           All such projections and estimates, together with the primary assumptions upon which the projections are based, are set forth in EXHIBIT "C" attached hereto, which has been prepared by the Debtor's financial advisors, Hickey & Hill, Inc., in consultation with the Debtor's senior management. Hickey & Hill, Inc. have advised the Debtor that in the event that the Debtor is able to achieve the projected revenues and margins forecast by the Debtor's senior management, and otherwise achieve the assumptions set forth in the projections, such advisors believe that the reorganized Debtor will be able to accomplish the aforementioned projections. The advisors have noted that the revenue growth rates included in the projections are very aggressive and will require the successful introduction of new products by the year 2000 in order to be achieved, together with substantially improved profitability derived from the growth in revenues.

           In contrast to those projections, the Debtor's current operations are not profitable, and produce revenues substantially below those forecast for the reorganized Debtor. For example, as set forth in EXHIBIT "B" attached hereto, the company's results for the month of October 1997 indicate gross revenues of $979,128, and a net loss for the month of $166,335. The company's results for the month of September 1997 indicate gross revenues of only $555,317, and a net loss for the month of $228,584. Thus, on an annualized basis, the company's two most recent months' results



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

indicate annual gross revenues of only $9,206,670, and a net annual loss of $2,369,514.

           Nonetheless, the Debtor believes that its projected performance following its reorganization is reasonable, and that the benefit that will be derived from reorganization and recapitalization will permit the company to achieve the milestones forecast therein. Therefore, to the extent that the reorganized Debtor's future performance is a factor in determining the feasibility of the Plan, the Debtor believes that the Plan is fully and demonstrably feasible.

B. LIQUIDATION ALTERNATIVE

           The Debtor believes that the only practical alternative for resolving the Debtor's finances, other than reorganization under the Plan, is a liquidation of all assets pursuant to the provisions of Chapter 7 of the Bankruptcy Code. The Debtor believes that such an alternative would produce a far less favorable outcome for creditors and other parties in interest.

           In a Chapter 7 liquidation, a trustee would be appointed by the United States Trustee in order to liquidate all of the estate's assets for a fee, and creditors would receive the proceeds of that liquidation, on a pro-rata basis, net of the costs of liquidation. In the view of the Debtor, the gross proceeds of that liquidation would be less, and the costs of liquidation would be greater, than under the terms of the Plan.

           Under the Plan, the Non-Hammer Assets will be sold by the Distribution Agent for the benefit of creditors, much as they would



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
be liquidated by a Chapter 7 trustee. However, the Debtor believes that a Chapter 7 trustee's fees would be substantially greater than those of the Distribution Agent, inasmuch as the trustee would likely receive a percentage (up to approximately 3 or 4 percent of gross proceeds), whereas a Distribution Agent is expected to receive more modest fees based upon an hourly rate and actual services rendered.

           In addition, the Chapter 7 trustee would liquidate the Hammer Assets, rather than receive stock in the reorganized Debtor as will the Distribution Agent, and that substitution would diminish ultimate recoveries by creditors, in the Debtor's view. As set forth in EXHIBIT "E," the Debtor's financial advisors, Hickey & Hill, Inc., have opined that the liquidation of the Hammer Assets is approximately $771,000, net of costs directly attributable to that liquidation. Under the Plan, creditors will receive 3,500,000 shares of stock of the reorganized Debtor; using the same per-share valuation at which the Preletz Group and United Equities have agreed to purchase that stock, $0.325, those 3,500,000 shares have an imputed value of $1,137,500. Further, whereas the shares may ultimately diminish in value, they may also increase substantially in value, thereby providing to creditors an opportunity for appreciation. Based upon the Debtor's projections of future performance, and assuming achievement of such results, the Debtor believes that the reorganized Debtor's stock will have a value materially higher than the aforementioned imputed value.

           Also, in a Chapter 7 liquidation, the claims against the estate would likely be greater. Under the Plan, the reorganized Debtor will assume potentially large warranty and product return rights with respect to the Hammer product line, but in a liquidation, those claims would be asserted against the estate, thereby increasing the overall claims against limited assets. In addition, to the extent that the reorganized Debtor assumes and cures any executory contracts or secured claims under the Plan, such assumption and cure will reduce claims against the estate, whereas in a Chapter 7 liquidation, there would be no offsetting assumptions. Further, under the Plan, the Distribution Estate will benefit from free rent for a limited period of time and the free services of management officials of the reorganized Debtor in order to assist in disposing of estate assets, none of which would be available to the Trustee in a Chapter 7 liquidation.

           Finally, the Debtor believes that recoveries for creditors would be delayed by a Chapter 7 liquidation, inasmuch as (a) new personnel, including the trustee and professionals whom the trustee retained, would require some time to familiarize themselves with the assets and circumstances of the Debtor's estate, and (b) the necessity of liquidating the Hammer Assets as well as the Non-Hammer Assets would increase the burden and slow the timing of the administration of the Debtor's estate.

           Attached as EXHIBITS "D" and "E" hereto are liquidation analyses of the Non-Hammer Assets and the Hammer Assets, respectively, prepared by Hickey & Hill, Inc. Together, the



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

analyses indicate probable liquidation proceeds of all of the assets of the estate herein in an aggregate amount of approximately $5,569,000, net of costs directly attributable to liquidation efforts, but before the general administrative expenses and other priority claims of the estate. Assuming the same preference recoveries, administrative expenses and priority claims as projected under the Plan, those liquidation proceeds would be reduced by approximately $1,100,000, producing net funds available for unsecured creditors of approximately $4,900,000 (including an estimated $400,000 in net preference recoveries). The Debtor believes that in a Chapter 7 liquidation, allowable claims would exceed $33 million, having been increased by additional warranty and product defect and return claims, as well as additional executory contract rejection claims. Assuming those amounts, the Debtor believes that unsecured creditors would receive distributions of between 14 and 15 percent of their allowable claims, and that shareholders would receive no distributions at all.

           As set forth hereinbelow, the Debtor estimates recoveries available for general unsecured creditors under the Plan to be approximately $5,216,500, to be divided among a pool of a smaller amount of claims. Thus, the Debtor believes that distributions to creditors under the Plan, estimated to be approximately 17.10% of claims (without accounting for any depreciation or appreciation in value of the reorganized Debtor's stock), will be greater than distributions in a Chapter 7 liquidation would be.

           For all of the reasons set forth above, the Debtor believes that recoveries for creditors under the Plan will be more favorable than that outcome, and accordingly, the Debtor believes that the "best interests" test described in Section VI(C)(4) hereinabove is satisfied by the terms of the Plan.

C. PROJECTED RECOVERIES

           Attached hereto as EXHIBIT "F" are the Debtor's best estimates and projections for recoveries available for distribution to creditors within Class D, under the terms of the Plan. As set forth therein and in the notes which accompany the projections, the Debtor believes that creditors will receive approximately $5,216,500 in cash and shares of the reorganized Debtor (assuming an imputed present value for the shares without accounting for any depreciation or appreciation in the value of the reorganized Debtor's equity). Based thereon, the Debtor believes that holders of allowed claims within Class D will receive distributions equal to approximately 17.10 percent of their claims.

           Those estimates do not include any amounts attributable to causes of action that may be asserted against third parties, other than estimated preference causes of action, and do not assume any costs in pursuing such causes of action. Also, the projections are subject to all of the cautionary statements contained elsewhere herein, including the prospect of material changes in assumed facts and events. Finally, the projections do not take into account the time value of money, or interest that may be earned, with respect to funds held by the Distribution Estate. Nonetheless, the Debtor



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

believes that the projections constitute reasonable estimates of recoveries for creditors under the terms of the Plan.

                        XI. CONCLUSION AND RECOMMENDATION

           The Debtor believes that confirmation and implementation of the Plan is preferable to any alternative because it will provide the greatest recoveries, in the shortest possible time, to creditors. The Debtor therefore urges creditors entitled to vote on the Plan to vote to accept the Plan and to evidence such acceptance by returning their ballots in a timely manner.
DATED:  January 15, 1998


                                       STREAMLOGIC CORPORATION, a Delaware
                                       corporation



                                       By: /s/ CHAPMAN A. STRANAHAN
                                          -------------------------------------
                                          Chapman A. Stranahan
                                          Assistant Chief Executive Officer


Submitted By:

GOLDBERG, STINNETT, MEYERS & DAVIS
A Professional Corporation



By: /s/ MERLE C. MEYERS, ESQ.
   -----------------------------------
   Merle C. Meyers, Esq.
   Attorneys for Debtor-in-Possession





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